Exhibit 10.4

EXECUTION COPY

STOCK PURCHASE AGREEMENT

BY AND AMONG

AMERICAN BEACON ADVISORS, INC.,

AMR CORPORATION,

AND

LIGHTHOUSE HOLDINGS, INC.

Dated as of April 16, 2008

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	1

1.1	Definitions	1

“SEC” means the United States Securities and Exchange Commission10

ARTICLE II	PURCHASE AND SALE	12

2.1	Purchase and Sale of the Shares	12

ARTICLE IIIPURCHASE PRICE13

3.1	Purchase Price	13

3.2	Working Capital Adjustment to Purchase Price	13

3.3	Determination of the Working Capital Adjustment Amount	13

ARTICLE IVCLOSING14

4.1	Closing Date	14

4.2	Payment on the Closing Date	14

4.3	Buyer’s Additional Closing Date Deliveries	14

4.4	Seller’s Closing Date Deliveries	15

ARTICLE VREPRESENTATIONS AND WARRANTIES OF SELLER16

5.1	Organization of AMR	16

5.2	Organization; Capital Structure of the Company; Power and Authority	16

5.3	Subsidiaries and Investments	17

5.4	Authority of Seller; Conflicts	17

5.5	Financial Statements	18

5.6	Operations Since Financial Statements Date	18

5.7	Taxes	19

5.8	Governmental Permits	19

5.9	Assets Under Management	19

5.10	Real Property	21

5.11	Personal Property Leases	22

5.12	Intellectual Property	22

5.13	Assets	24

5.14	No Violation, Litigation or Regulatory Action	24

5.15	Contracts	25

5.16	Status of Contracts	26

5.17	ERISA	26

5.18	Employee Relations and Agreements	27

5.19	Insurance	28

5.20	No Brokers	28

5.21	Registration as Investment Adviser	28

5.22	Filing of Reports; Maintenance of Records	30

5.23	Fee Arrangements, Expenses and Custody of Funds	30

5.24	Fund Matters	30

5.25	Exempt Fund Clients	33

5.26	Information in Proxy Statements	33

5.27	No Undisclosed Liabilities	33

5.28	Transactions with Affiliates	34

5.29	Illegal Payments	34

5.30	Investment Intent; Accredited Investor	34

ARTICLE VIREPRESENTATIONS AND WARRANTIES OF BUYER34

6.1	Organization of Buyer	34

6.2	Authority of Buyer; Conflicts	35

6.3	Capital Structure of Parent	35

6.4	No Violation, Litigation or Regulatory Action	36

6.5	Financing	36

6.6	No Brokers	36

6.7	Ineligible Persons	36

6.8	Facts Affecting Regulatory Approvals	37

6.9	Section 15 of the Investment Company Act	37

6.10	Information in Proxy Statements	37

6.11	Investment Representations	37

6.12	No Currently Expected Claims	37

ARTICLE VIIACTION PRIOR TO THE CLOSING DATE37

7.1	Access to Information	37

7.2	Notifications	38

7.3	Consents of Third Parties; Governmental Approvals	38

7.4	Operations Prior to the Closing Date	39

7.5	Antitrust Law Compliance	42

7.6	Client Consents	42

7.7	Fund Approvals	43

7.8	Approval of Exempt Fund Clients	43

ARTICLE VIIIADDITIONAL AGREEMENTS44

8.1	Employee Matters	44

8.2	Insurance; Risk of Loss	47

8.3	Section 15 of the Investment Company Act	47

8.4	Covenant Not to Compete	47

8.5	Confidentiality; Covenant Not to Solicit	48

8.6	Relief for Violation	49

8.7	Client Fees	49

8.8	Transfer Expenses	49

8.9	Fees of Independent Fiduciary	49

8.10	338(h)(10) Election	49

8.11	Intellectual Property	49

8.12	Audited Financials	50

8.13	AMR Plans	50

8.14	Transition Services Agreement	50

ARTICLE IXCONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER50

9.1	No Misrepresentation or Breach of Covenants and Warranties	51

9.2	No Restraint	51

9.3	Governmental Approvals	51

9.4	No Litigation	51

9.5	Closing Revenue Run-Rate	51

9.6	New Management Contracts	51

9.7	Closing Date Deliveries	52

ARTICLE XCONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND THE COMPANY52

10.1	No Misrepresentation or Breach of Covenants and Warranties	52

10.2	No Restraint	52

10.3	Governmental Approvals	52

10.4	No Litigation	52

10.5	Closing Revenue Run-Rate	53

10.6	New Management Contracts	53

10.7	Section 15 Compliance	53

10.8	Closing Date Deliveries	53

ARTICLE XIINDEMNIFICATION53

11.1	Indemnification by Seller	53

11.2	Indemnification by Buyer	55

11.3	Notice of Claims	57

11.4	Determination of Amount	57

11.5	Third Person Claims	59

11.6	Limitations	60

ARTICLE XIITERMINATION61

12.1	Termination	61

12.2	Notice of Termination	62

12.3	Effect of Termination	62

12.4	Right to Specific Performance	62

ARTICLE XIIIGENERAL PROVISIONS62

13.1	Survival of Representations and Warranties	62

13.2	Governing Law	62

13.3	No Public Announcement	62

13.4	Notices	63

13.5	Successors and Assigns	64

13.6	Access to Records after Closing	64

13.7	Entire Agreement; Amendments	65

13.8	Interpretation	65

13.9	Waivers	66

13.10Expenses66

13.11Partial Invalidity66

13.12Execution in Counterparts66

13.13Further Assurances66

13.14Disclaimer of Warranties66

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Exhibits

Exhibit A                                Transition Services
Exhibit B	[Reserved]
Exhibit C	[Reserved]
Exhibit D                                Form of Client Consent Notice
Exhibit E                                Form of ERISA Client Notice
Exhibit F                                Form of Exempt Fund Client Notice
Exhibit G                                Travel Privileges Agreement
Exhibit H                                [Reserved]
Exhibit I                                AAdvantage Participation Agreement

List of Schedules

Schedules

3.3                      Net Working Capital
5.2                      Qualifications to Conduct Business
5.3                      Subsidiary and Investments
5.4(b)                      No Conflicts
5.5                      Financial Statements; Exceptions
5.6                      Operations Since Financial Statements Date
5.7                      Taxes
5.8                      Governmental Permits
5.9                      Assets Under Management
5.10                      Real Property
5.11                      Personal Property Leases
5.12                      Intellectual Property Matters
5.14                      Violation, Litigation or Regulatory Action of the Company
5.15                      Contracts
5.16                      Status of Contracts
5.17(a)                      Welfare Plans and Pension Plans
5.17(c)                      Compliance of Welfare Plans and Pension Plans
5.17(d)                      Other Employee Benefits
5.18                      Employee Relations and Agreements
5.19                      Insurance
5.20                      Broker
5.21                      Investment Adviser Registration
5.24(a)                      Fund Agreements
5.24(b)                      No Regulatory Action
5.24(g)                      Fund Taxation
5.27                      Undisclosed Liabilities
5.28                      Transactions With Affiliates
6.3                      Violation, Litigation or Regulatory Action of Buyer
6.5                      Broker
7.4(b)                      Operations Prior to Closing Date; Methodology for Pre-Closing Dividends
8.1(c)                      Buyer’s Benefit Programs
8.1(d)                      Unused Vacation and Bonus Programs

933225

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of April 16, 2008, is by and among American Beacon Advisors, Inc., a Delaware corporation (the “Company”), and Lighthouse Holdings, Inc., a Delaware corporation (“Buyer”), and AMR Corporation, a Delaware corporation and sole stockholder of the Company (“AMR” or “Seller”).

PRELIMINARY STATEMENT:

WHEREAS, AMR is the owner of all of the outstanding shares of capital stock of the Company, and AMR desires to sell, and Buyer desires to purchase 1,000 shares (the “Shares”) of the issued and outstanding common stock, $1.00 par value per share (the “Common Stock”) constituting all of the issued and outstanding Common Stock of the Company, all on the terms and subject to the conditions set forth herein; and

WHEREAS, the Company is a registered investment adviser under the Advisers Act (as defined below) and is in the business of providing Investment Management Services (the “Business”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.  Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

“338(h)(10) Election” has the meaning specified in Section 8.10.

“AA” has the meaning specified in Section 5.18(a).

“AAdvantage Participation Agreement” means the AAdvantage Participation Agreement dated as of the Closing Date between AA and the Company in the form attached hereto as Exhibit I.

“Accounting Firm” has the meaning specified in Section 3.3(c).

“Adjusted Assets Under Management” means, for any Client account as of any date, the amount, expressed in U.S. dollars, of assets under management by such Person in each such account as of such date, calculated in the same manner as provided for the calculation of base investment management fees payable to such Person or an Affiliate in respect of such account by the terms of the Management Contract applicable to such account; provided in each case that:

(I)            additions, contributions, withdrawals, redemptions and repurchases to such Client account shall be taken into account upon the earlier of when notice of such additions, contributions, withdrawals, redemptions or repurchases is provided to the Company (or, with respect to the Funds, to the Funds or their transfer agents) and when funded to or from such account;

(II)            any assets under management for any account for which the Person in question or an Affiliate acts as investment adviser and sub-adviser shall be counted only once; and

(III)            any assets under management for any set of accounts one of which invests in the other shall be counted only once (except to the extent additional revenue is earned) if the Person in question or an Affiliate acts as investment adviser to both accounts.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Affected Employees” has the meaning specified in Section 8.1(a).

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

“Alternative Benefit Programs” has the meaning specified in Section 8.1(c).

“American Beacon Funds” means each of the Large Cap Value Fund, International Equity Fund, Small Cap Value Fund, Balanced Fund, Emerging Markets Fund, Mid-Cap Value Fund, Large Cap Growth Fund, Small Cap Value Opportunity Fund, International Equity Index Fund, S&P 500 Index Fund, Small Cap Index Fund, Money Market Fund, U.S. Government Money Market Fund, High Yield Bond Fund, Intermediate Bond Fund, Enhanced Income Fund, Short Term Bond Fund and Treasury Inflation Protected Securities Fund of the American Beacon Funds Trust.

“American Beacon Funds Trust” means the American Beacon Funds, a Massachusetts business trust.

“American Beacon Master Funds” means the Master Money Market Portfolio Fund and the Master U.S. Government Money Market Portfolio Fund of the Master Trust.

“AMR” has the meaning specified in the first paragraph of this Agreement.

“AMR Equity Awards” has the meaning specified in Section 8.1(l).

“APEP” collectively means American Private Equity Partners, L.P., a Delaware limited partnership, American Private Equity Partners II, L.P., a Delaware limited partnership and American Private Equity Partners III, L.P., a Delaware limited partnership.

“Applicable Law” means any federal, state, local or foreign law, statute, ordinance, rule or regulation of any Governmental Body.

“Base Date” means March 31, 2008.

“Base Net Working Capital Amount” means $5,000,000.  For the avoidance of doubt, the Base Net Working Capital Amount does not include the Company’s payment obligations under Section 8.1(k).

“Base Revenue Run-Rate” means the Revenue Run-Rate for the Company and the Subsidiary as of the Base Date.

“Business” has the meaning specified in the second “WHEREAS” clause of this Agreement.

“Business Agreements” has the meaning specified in Section 5.16.

“Business Day” shall mean any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Buyer” has the meaning specified in the first paragraph of this Agreement.

“Buyer Ancillary Agreements” means all agreements, instruments and documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith.

“Buyer Group Member” means Buyer and its Affiliates, their respective directors, officers, employees and agents, each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective successors and permitted assigns.

“Buyer’s Benefit Programs” has the meaning specified in Section 8.1(c).

“Calculation Date” means a date within five (5) Business Days prior to the Closing Date.

“Claim Notice” has the meaning specified in Section 11.3.

“Client” means each Person who is a party to a Management Contract other than the Company or its Subsidiary.

“Client Consent” means the requisite consent or deemed consent of each Client of the Company (other than the Funds and the Exempt Fund Clients) to a change in control of the Company in connection with the transactions contemplated by this Agreement, as required by the Advisers Act or the Investment Company Act, and the respective rules and regulations promulgated thereunder, as interpreted by any relevant no-action letters or similar pronouncements issued by the SEC or its staff; provided, that in the case of the Related Clients and ERISA Clients, “Client Consent” means the entry by such Clients into respective new Management Contracts as contemplated by Sections 9.6 and 10.6.

“Closing” means the closing of the transfer of the Shares from AMR to Buyer.

“Closing Date” has the meaning specified in Section 4.1.

“Closing Cash Purchase Price” has the meaning specified in Section 3.1.

“Closing Revenue Run-Rate” means the Revenue Run-Rate for the Company and the Subsidiary generated by Adjusted Assets Under Management of the Company as of the Calculation Date held by clients from whom the Company has received Client Consents, held by Funds which have effected Fund Approvals and held by Exempt Fund Clients which have effected Exempt Fund Client Approvals.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning specified in the first “WHEREAS” clause in this Agreement.

“Company” has the meaning specified in the first paragraph of this Agreement.

“Company Ancillary Agreements” means all agreements, instruments and documents being or to be executed and delivered by AMR or the Company under this Agreement or in connection herewith.

“Company Intellectual Property Rights” has the meaning specified in Section 5.12(a).

“Confidentiality Agreement” means that certain letter agreement dated December 20, 2007, as amended.

“Copyrights” has the meaning specified in Section 5.12.

“Court Order” means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

“Encumbrance” means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title or other restrictions of a similar kind.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Client” has the meaning specified in Section 5.9(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Fund Client” means each Client that is excepted from the definition of investment company by virtue of Section 3(c)(1) or 3(c)(7) of the Investment Company Act, including, but not limited to: APEP; Cash Plus Trust, a Massachusetts business trust; American Beacon Global Funds SPC, a Cayman Islands segregated corporation; and American Beacon Global Funds, PLC, a public limited company organized under the laws of Ireland.

“Exempt Fund Client Approval” means the requisite consent of each Exempt Fund Client of the Company to the change in control of the Company in connection with the transactions contemplated by this Agreement as required by the Advisers Act and the rules and regulations promulgated thereunder, as interpreted by any relevant no-action letters or similar pronouncements issued by the SEC or its staff, including, where required, any notice to, or approval of such consent by, Exempt Fund Client Investors as required by Applicable Law or the organizational documents of an Exempt Fund Client.

“Exempt Fund Client Investor” has the meaning specified in Section 7.8.

“Existing Policy” has the meaning specified in Section 8.2(b).

“Expenses” means any and all reasonable out-of-pocket expenses incurred in connection with defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, expert witnesses, accountants and other professionals).

“Final Cash Purchase Price” has the meaning specified in Section 3.1.

“Financial Statements” means the unaudited consolidated balance sheet of the Company and the Subsidiary as of the Financial Statements Date, and the related statement of income for the fiscal year then ended, included in Schedule 5.5.

“Financial Statements Date” means December 31, 2007.

“Fund Agreements” has the meaning specified in Section 5.24(a).

“Fund Approvals” means the requisite Fund Board Approvals and Fund Shareholder Approvals in connection with the transactions contemplated by this Agreement as required by the Investment Company Act and the rules and regulations thereunder, as interpreted by any relevant no-action letters or similar pronouncements issued by the SEC or its staff.

“Fund Board Approvals” means, with respect to each Fund that is a Client of the Company as of the date of this Agreement, the due consideration and approval by the board of trustees of the Trust under which such Fund has been formed, including where required the requisite approval of a majority of the trustees who are not parties thereto or Interested Persons of any such party, of (i) a new advisory agreement to be in effect with the Company from and after the Closing on terms substantially identical in all material respects (and identical as to fees) to the Management Contract existing between the Company and such Fund as of the date of this Agreement (collectively, the “New Fund Advisory Agreements”), (ii) a new administrative services agreement, if there is in effect as of the date hereof an existing administration agreement to which the Company is a party with respect to such Fund, to be in effect with the Company from and after the Closing on terms substantially identical in all materials respects (and identical as to fees) to such existing administration agreement and (iii) the composition of the board of trustees of the respective Trust under which such Fund has been formed, effective as of (and subject to) the Closing, to satisfy the requirements of Section 15(f) of the Investment Company Act, including by the addition of a sufficient number of trustees who are not Interested Persons of Buyer or the Company who shall have been selected by the existing trustees of such Trust who are not such Interested Persons.

“Fund Financial Statements” has the meaning specified in Section 5.24(h).

“Fund Regulatory Documents” has the meaning specified in Section 5.24(f).

“Fund Shareholder Approvals” means approval of the shareholders of each Fund for which Fund Board Approval is obtained of (i) such New Fund Advisory Agreement approved by the board of trustees of the Trust under which such Fund is formed and (ii) such board composition approved by such board of trustees, in each case as described in the definition of “Fund Board Approvals”, including the preparation and mailing to such shareholders a proxy statement describing the transactions contemplated hereby, such New Fund Advisory Agreement and such board composition arrangements, and by holding the shareholder meeting as promptly as practicable.

“Funds” means American Beacon Master Funds, the American Beacon Funds, Mileage Funds and Select Funds.

“GAAP” means United States generally accepted accounting principles, consistently applied in Seller’s financial statements, in effect at the date of the financial statement to which it refers.

“Governmental Body” means any foreign, federal, state, local or other governmental authority or regulatory body.

“Governmental Permits” has the meaning specified in Section 5.8.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Immediate Family” means, with respect to any natural person, (a) such person’s spouse, parents, grandparents, children, grandchildren and siblings and (b) such person’s former spouse(s) and current spouses of such person’s children, grandchildren and siblings and (c) estates, trusts, partnerships and other entities of which substantially all of the interest is held directly or indirectly by the foregoing.

“Indebtedness” means (a) all indebtedness for borrowed money, (b) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (c) all obligations under financing leases, (d) all obligations in respect of acceptances issued or created,  (e) any guarantees of the Indebtedness of other Persons and (f) all restricted cash or cash equivalent balances. For the avoidance of doubt Indebtedness does not include amounts owed pursuant to Section 8.1(k).

“Indemnified Party” has the meaning specified in Section 11.3.

“Indemnitor” has the meaning specified in Section 11.3.

“Intellectual Property Rights” has the meaning specified in Section 5.12.

“Interested Person” has the meaning specified in the Investment Company Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Management Services” means any services which involve (i) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) for compensation, (ii) the giving of advice or the provision of administration services with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds) for compensation or (iii) otherwise acting as an “investment adviser” within the meaning of the Advisers Act, and performing activities related or incidental thereto.

“Knowledge of the Company” means, as to a particular matter, the actual knowledge of the following persons: William F. Quinn, Douglas G. Herring, Michael Fields, Wyatt Crumpler, Brian Brett, Becky Harris, Rosemary Behan, Terri McKinney, Bo Ragsdale and Donna Merchant.

“Leases” has the meaning specified in Section 5.10(b).

“Losses” means any and all out-of-pocket losses, costs, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges, it being understood that, Losses shall not include punitive damages other than punitive damages owed to a third party.

“Management Contract” means each investment management, advisory, sub-advisory or administration contract relating to Investment Management Services provided by the Company or the Subsidiary.

“Master Trust” means the American Beacon Master Trust, a Massachusetts business trust.

“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that (a) is materially adverse to the business, financial condition or results of operations of the Company and its Subsidiary, taking Company and Subsidiary together as a whole, or (b) would materially impair the ability of the Company to perform its obligations under this Agreement; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the transactions contemplated by this Agreement (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (ii) any adverse change, effect, occurrence, state of facts or developments attributable to conditions affecting the industries in which the Company participates, the U.S. economy as a whole or foreign economies in any locations where the Company or the Subsidiary has material operations or sales to the extent that they do not have a materially disproportionate effect on the Company and the Subsidiary taken as a whole; (iii) any adverse change, effect, occurrence, state of facts or developments  resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; or (iv) any adverse change, effect, occurrence, state of facts or developments arising from or relating to any change in GAAP or any change in Applicable Law, or the interpretation thereof to the extent that they do not have a materially disproportionate effect on the Company and the Subsidiary taken as a whole.

“Mileage Funds” means the Money Market Mileage Fund series of the Mileage Funds Trust.

“Mileage Funds Trust” means the American Beacon Mileage Funds, a Massachusetts business trust.

 “Net Working Capital” means an amount equal to (i) the value of the assets classified as current assets of the Company and the Subsidiary in accordance with GAAP and which are acquired by Buyer hereunder, minus (ii) the value of the liabilities classified as current liabilities of the Company and the Subsidiary in accordance with GAAP as set forth on Schedule 3.3.  For this purpose, (i) current assets shall not include (A) deferred Tax assets or (B) the portion of the cash and cash equivalents balance equal to the total amount of the Company's payment obligations under Section 8.1(k); and (ii) current liabilities shall not include the Company's payment obligations under Section 8.1(k).

“Net Working Capital Adjustment Amount” has the meaning specified in Section 3.2.

“Net Working Capital Adjustment Report” has the meaning specified in Section 3.3(b).

“New Fund Advisory Agreements” has the meaning specified in the definition of “Fund Board Approvals”.

“Notice” has the meaning specified in Section 7.6(a).

“Obligation” has the meaning specified in Section 8.13.

“Parent” shall mean Lighthouse Holdings Parent, Inc. a Delaware corporation and parent company of Buyer.

“Party” means each of Buyer, the Company and AMR.

“Patents” has the meaning specified in Section 5.12.

“Pension Plan” means any pension plan, as defined in Section 3(2) of ERISA.

“Permitted Encumbrances” means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) Encumbrances identified on the Schedules to this Agreement, (d) source code escrow agreements for Software owned by the Company or the Subsidiary, and (e) other Encumbrances or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

“Pharos” means Pharos Capital Group, LLC, a Delaware limited liability company and its Affiliates.

“Plans” has the meaning specified in Section 5.17(a).

“Pre-Closing Cash Dividends” means cash dividends paid or to be paid by the Company to AMR after the date hereof and prior to the Closing as permitted under Section 7.4(b)(v).

“Pre-Closing Dividends” means dividends paid or to be paid by the Company to AMR after the date hereof and prior to the Closing in the aggregate amount consistent with Section 7.4(b)(v).

“Pre-Closing Tax Period” means (i) any Tax period ending on or prior to the Closing Date and (ii) the portion of any Straddle Period ending on the Closing Date.

“Princeton Funds Distributors, Inc.” means the Princeton Funds Distributors, Inc., a Delaware corporation.

“Properties” has the meaning specified in Section 5.10(b).

“Purchase Price Allocation” has the meaning specified in Section 8.10.

“Quantitative Master Series, LLC” means the Quantitative Master Series Trust, a Delaware limited liability company.

“Related Client” has the meaning specified in Section 5.9(a)(i).

“Revenue Run-Rate” means, as of any date for any Person, the aggregate annualized investment advisory, subadvisory, administration, shareholder servicing, 12b-1 or similar fees computed primarily by reference to assets under management that are payable to such Person or an Affiliate in respect of all Client accounts as to which such Person provides any of the foregoing services, determined by multiplying the Adjusted Assets Under Management for each such account as of such date by the applicable annual fee rate for such account as of such date. For purposes of this definition, the “applicable annual fee rate” for each account shall not include the effect of any performance-based fees or adjustments thereto or any extraordinary revenue items, and shall be reduced to take account of any then applicable fee waiver, expense reimbursement or rebate, or any reallowance of administration or shareholder servicing, 12b-1 or other such fees to any Person in connection with such account.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Select Funds” means each of the Money Market Select Fund and the U.S. Government Money Market Fund series of the Select Funds Trust.

“Select Funds Trust” means the American Beacon Select Funds, a Massachusetts business trust.

“Seller” has the meaning specified in the first paragraph of this Agreement.

“Seller Group Member” means Seller and its Affiliates, their respective directors, officers, employees and agents, each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective successors and permitted assigns.

“Seller’s Accountant” has the meaning specified in Section 3.3(c).

“Seller’s Medical Plans” has the meaning specified in Section 8.1(e).

“Seller Party” has the meaning specified in Section 8.4.

“Shares” has the meaning specified in the first “WHEREAS” clause of this Agreement.

“Shortfall” means the amount, if any, by which the amount of debt financing received by Buyer to pay the Closing Cash Purchase Price is less than $180,000,000.

“Software” means computer software programs and software systems, including, without limitation, all databases, compilations, tool sets, compilers, higher level “proprietary” languages, related documentation and materials, whether in source code, object code or human readable form; provided, however, that Software does not include software that is available generally through consumer retail stores or distribution networks or is otherwise subject to “shrink-wrap” license agreements including, without limitation, any software pre-installed in the ordinary course of business as a standard part of hardware purchased by the Company or the Subsidiary.

“State Street Master Funds” means the State Street Master Funds, a Massachusetts common law trust.

“Stock Consideration” means a number of shares of Class B Common Stock, $0.01 par value per share, of Parent that represents, at the Closing, 10% of the issued and outstanding capital stock of Parent (excluding, for the purpose of this calculation, any shares of Class A Common Stock issued as consideration for additional equity to cover a Shortfall).

“Stockholders’ Agreement” means the Stockholders’ Agreement, as may be amended from time to time, dated as of the Closing Date by and among Parent, Seller, TPG, Pharos and TCW.

“Straddle Period” means any Tax period beginning before and ending after the Closing Date.

“Subsidiary” means American Private Equity Management, L.L.C., a Delaware limited liability company, which serves as general partner of, but not investment manager to, APEP.

“Tax” (and, with correlative meaning, “Taxes”) means all taxes, however denominated, including any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty (including any penalties imposed in respect of any failure to comply with tax reporting obligations), imposed by any Governmental Body.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“TCW” means TCW/Crescent Mezzanine Partners, V L.P., a Delaware limited partnership, TCW/Mezzanine Partners VB, L.P., a Delaware limited partnership and TCW/Crescent Mezzanine Partners VC, L.P., a Delaware limited partnership and their Affiliates.

“Third Party Rights” has the meaning specified in Section 5.12(c).

“TPG” means TPG Partners V, L.P., a Delaware limited partnership and its Affiliates.

“Trademarks” has the meaning specified in Section 5.12.

“Trade Secrets” has the meaning specified in Section 5.12(g).

“Transition Services Agreement” means the Transition Services Agreement, in form and substance satisfactory to Buyer and Seller, dated as of the Closing Date by and among Buyer, Seller and the Company, pursuant to which Seller shall agree to provide the Company with certain transition services, including, without limitation, those set forth in Exhibit A. Seller shall price each of the services at the direct cost (excluding overhead and allocated costs) of such service to Seller.  Annual costs for recurring services shall not exceed $700,000, exclusive of employee benefit costs and migration costs.  The cost for services not reflected on Exhibit A shall be determined consistent with similar services reflected on Exhibit A.

“Transfer Expenses” has the meaning specified in Section 8.8.

“Travel Privileges Agreement” means the Travel Privileges Agreement dated as of the Closing Date between AA and the Company in the form attached hereto as Exhibit G.

“Trusts” means the Master Trust, American Beacon Funds Trust, Mileage Funds Trust and Select Funds Trust.

 “Welfare Plan” means any welfare plan, as defined in Section 3(1) of ERISA.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale of the Shares.

 On the terms and subject to the conditions set forth in this Agreement, AMR hereby agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer hereby agrees to purchase from AMR, the Shares, free and clear of all Encumbrances.

ARTICLE III

PURCHASE PRICE

3.1 Purchase Price.

 The purchase price for the Shares shall be an amount in cash equal to $450,000,000, reduced by Company Indebtedness as of the Closing Date (the “Closing Cash Purchase Price”), subject to adjustment following the Closing in accordance with Sections 3.2, and 3.3 (as so adjusted, the “Final Cash Purchase Price”), and the Stock Consideration.  The Closing Cash Purchase Price shall be paid by Buyer pursuant to Section 4.2 hereof.

3.2 Working Capital Adjustment to Purchase Price.

 The Closing Cash Purchase Price shall be (i) reduced in the event and to the extent that Net Working Capital, as of the Closing, is less than the Base Net Working Capital Amount and (ii) increased in the event and to the extent that Net Working Capital, as of the Closing, is greater than the Base Net Working Capital Amount, the amount of any such deduction from, or increase in, the Closing Cash Purchase Price being referred to herein as the “Net Working Capital Adjustment Amount.”

3.3 Determination of the Working Capital Adjustment Amount.

(a) Attached as Schedule 3.3 is a spreadsheet illustrating the calculation of Net Working Capital.  The parties agree that the Net Working Capital as of the Closing shall be calculated in a manner consistent with the calculation Net Working Capital as set forth on Schedule 3.3.

(b) On or before the later of January 31, 2009, or the date ninety (90) days following the Closing Date, Buyer shall prepare and deliver to Seller a report (the “Net Working Capital Adjustment Report”) setting forth (i) the Net Working Capital and the Net Working Capital Adjustment Amount, if any, as of the Closing Date and (ii) Buyer’s computation of each such item.

(c) Seller and/or a firm of independent public accountants designated by Seller (“Seller’s Accountant”) will be entitled to reasonable access during normal business hours to the relevant records and working papers of the accountants assisting in the preparation of the Net Working Capital Adjustment Report to aid in their review of the Net Working Capital Adjustment Report.  The Net Working Capital Adjustment Report will be deemed to be accepted by and shall be conclusive for purposes of determining the Net Working Capital Adjustment Amount except to the extent, if any, that Seller or Seller’s Accountant shall have delivered within thirty (30) days after the date on which the Net Working Capital Adjustment Report is delivered to Seller, a written notice to Buyer stating each and every item to which Seller takes exception, specifying in reasonable detail the nature and extent of any such exception (it being understood that any amounts not disputed shall be paid promptly).  If a change proposed by Seller is disputed by Buyer, then Buyer and Seller shall negotiate in good faith to resolve such dispute.  If, after a period of thirty (30) days following the date on which Seller gives Buyer notice of any such proposed change, any such proposed change still remains disputed, then Seller and Buyer shall submit such dispute to Deloitte & Touche, LLP (the “Accounting Firm”) for resolution.  The Accounting Firm shall act as an arbitrator to determine, based solely on presentations by Buyer and Seller, and not by independent review, only those issues still in dispute with respect to calculation of the Net Working Capital Adjustment Amount.  The decision of the Accounting Firm shall be final and binding, shall be in accordance with the provisions of this Section 3.3 and shall be the exclusive remedy of the parties with respect to any disputes with respect to the calculation of the Net Working Capital Adjustment Amount.  All of the fees and expenses of the Accounting Firm shall be borne equally by Buyer and Seller.

(d) The Net Working Capital Adjustment Amount, if any, shall be paid within fifteen (15) days following the applicable date of final determination of the Net Working Capital Adjustment Amount.  Any Net Working Capital Adjustment Amount shall be paid as follows:

(A) if the Net Working Capital Adjustment Amount results in a reduction of the Closing Cash Purchase Price and thus is to be paid by Seller to Buyer, an amount in cash equal to the Net Working Capital Adjustment Amount shall be paid by wire transfer of immediately available funds to an account specified by Buyer in writing to Seller.

(B) if the Net Working Capital Adjustment Amount results in an increase in the Closing Cash Purchase Price and thus is to be paid by Buyer to Seller, an amount in cash equal to the Net Working Capital Adjustment Amount shall be paid by wire transfer of immediately available funds to an account or accounts specified by Seller in writing to Buyer.

(C) Any payment required to be made pursuant to this Section 3.3(d) shall be made together with interest thereon from the Closing Date to the date of payment at the rate of interest per annum equal to the prime rate in effect on the Closing Date as reported in The Wall Street Journal.

ARTICLE IV

CLOSING

4.1 Closing Date.

The Closing shall be consummated on the second Business Day after the conditions set forth in Articles IX and X have been satisfied or waived, at the offices of Kelly Hart & Hallman LLP, 201 Main Street, Suite 2400, Fort Worth, Texas or at such other time and place as shall be agreed upon by Buyer and Seller provided, however, that without the consent of Seller, the Closing shall not be consummated after December 31, 2008.  The time and date on which the Closing is actually held is referred to herein as the “Closing Date”.

4.2 Payment on the Closing Date.

Subject to fulfillment or waiver (where permissible) of the applicable conditions set forth in Article IX, at the Closing Buyer shall pay Seller an amount equal to the Closing Cash Purchase Price by wire transfer of immediately available funds to a bank account or accounts specified by Seller and shall issue to Seller the Stock Consideration.

4.3 Buyer’s Additional Closing Date Deliveries.

Subject to fulfillment or waiver (where permissible) of the applicable conditions set forth in Article IX, at the Closing Buyer shall deliver to Seller all of the following:

(a) Certificate of Incorporation of Buyer, certified as of a recent date by the Secretary of State of Delaware;

(b) Certificate of good standing of Buyer, issued as of a recent date by the Secretary of State of Delaware;

(c) The certificate contemplated by Section 10.1, duly executed by a duly authorized officer of Buyer;

(d) Duly executed original counterparts on behalf of Buyer and/or the Company of the Transition Services Agreement, Travel Privileges Agreement, and AAdvantage Participation Agreement;

(e) Duly executed original counterparts on behalf of parent of the Stockholders’ Agreement; and

(f) Each of the other instruments or documents required to be delivered by Buyer hereunder.

4.4 Seller’s Closing Date Deliveries.

Subject to fulfillment or waiver (where permissible) of the applicable conditions set forth in Article X, at the Closing Seller shall deliver to Buyer all of the following:

(a) Certificates of incorporation and formation of the Company and of the Subsidiary, each certified as of a recent date by the Secretary of State of Delaware;

(b) Certificates of good standing of the Company and of the Subsidiary, each issued as of a recent date by the Secretary of State of Delaware;

(c) Certificate of incorporation, as amended, of AMR, certified as of a recent date by the Secretary of State of Delaware;

(d) A certificate of good standing of AMR, issued as of a recent date by the Secretary of State of Delaware;

(e) The certificate contemplated by Section 9.1, duly executed by a duly authorized officer of Seller;

(f) Certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed by AMR;

(g) Duly executed original counterparts on behalf of AMR of the Transition Services Agreement, and the Stockholders’ Agreement;

(h) Duly executed original counterparts of the AAdvantage Participation Agreement and the Travel Privileges Agreement, executed on behalf of AA;

(i) Certificate of the secretary or an assistant secretary of AMR, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) the receipt of Client Consents or Fund approvals contemplated in Sections 7.6, 7.7 and 7.8; and (ii) the amount of the Closing Revenue Run-Rate as contemplated in Section 9.5;

(j) Duly executed employment agreements between the Company and each of William F. Quinn and Michael Fields, on terms and conditions customary in the Business and reasonably acceptable to Buyer, Seller and such persons;

(k) Duly executed letters of resignation of each of the directors of the Company and Subsidiary; and

(l) Each of the other instruments or documents required to be delivered by the Company hereunder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and the Company, jointly and severally, represent and warrant to Buyer as follows:

5.1 Organization of AMR.

AMR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2 Organization; Capital Structure of the Company; Power and Authority.

(a) Each of the Company and the Subsidiary is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of the Company and the Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction listed on Schedule 5.2 and in each other jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualifications necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.  Each of the Company and the Subsidiary has the corporate or limited liability company, as the case may be, power and authority to own or lease and operate its assets and to carry on its business in the manner that it was conducted immediately prior to the date of this Agreement.

(b) The authorized capital stock of the Company consists of 1,000 shares of Common Stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding.  AMR owns beneficially and of record all the outstanding capital stock of the Company, free and clear of all Encumbrances.  All such capital stock is duly authorized, validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights.  Except for this Agreement, there are no commitments to issue or sell any shares of capital stock or any securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to acquire from AMR or the Company, any shares of capital stock of the Company, and no such securities or obligations are outstanding. There are no voting trusts, voting agreements or other similar agreements or understandings outstanding with respect to the Shares.

5.3 Subsidiaries and Investments.

Except for (i) ownership of capital stock or equity interests of the Subsidiary as set forth on Schedule 5.3, (ii) any investments not in excess of 1% in the aggregate of any class of capital stock or other equity interest of any Person which may be held in the investment portfolio of the Company, and (iii) ownership of capital stock or equity interests of APEP, the Company does not, directly or indirectly, own, of record or beneficially, or have any right to acquire any outstanding equity interests in any corporation, partnership, joint venture or other entity.  The Company owns, beneficially and of record, all the outstanding membership interests of the Subsidiary, free and clear of all Encumbrances.  All such membership interests are duly authorized, validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights.  The Subsidiary has no commitment to issue or sell any equity interests or any securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to acquire from the Subsidiary, any equity interests and no such securities or obligations are outstanding.  The sole business of the Subsidiary is to serve as general partner of APEP for which it receives a management and administration fee and is entitled to an incentive reallocation of certain profits.

5.4 Authority of Seller; Conflicts.

(a) Each of AMR and the Company has the corporate power and corporate authority to execute, deliver and perform this Agreement and each of the Company Ancillary Agreements to which it is a party.  The execution, delivery and performance of this Agreement and the Company Ancillary Agreements to which it is a party by each of AMR and the Company have been duly authorized and approved by the board of directors of AMR and the Company and do not require any further authorization or consent of the Company or AMR or their respective stockholders.  This Agreement has been duly authorized, executed and delivered by AMR and the Company and (assuming the valid authorization, execution and delivery of this Agreement by Buyer) is the legal, valid and binding obligation of AMR and the Company enforceable against each in accordance with its terms, and each of the Company Ancillary Agreements to which it is a party has been duly authorized by AMR and/or the Company, as applicable, and upon execution and delivery by AMR and/or the Company, as applicable, will be (assuming the valid authorization, execution and delivery by Buyer, where Buyer is a party, or the other party or parties thereto) a legal, valid and binding obligation of AMR and/or the Company, as applicable, enforceable against each in accordance with its terms, subject, in the case of the Agreement and each of the Company Ancillary Agreements, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.

(b) Except as set forth in Schedule 5.4(b), neither the execution and delivery of this Agreement or any of the Company Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

(i) assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in Section 5.4(b)(ii), result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the securities or any of the assets of the Company or the Subsidiary, under (1) the charter or by-laws or other applicable organizational documents of AMR, the Company or the Subsidiary, (2) any material contract, agreement, note, bond, instrument, mortgage, lease, license, franchise or financial obligation to which AMR, the Company or the Subsidiary is a party or any of their respective properties is subject or by which AMR, the Company or the Subsidiary is bound, (3) any Court Order to which AMR, the Company or the Subsidiary is a party or any of their respective properties is subject or by which AMR, the Company or the Subsidiary is bound or (4) any Applicable Law affecting AMR, the Company or the Subsidiary or any of their respective properties, or

(ii) require the approval, consent, authorization or act of, or the making by AMR, the Company or any Subsidiary of any notice, declaration, filing, permit or registration with, any Person, except (1) in connection, or in compliance, with the provisions of the HSR Act, and (2) such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not reasonably be expected to materially impair the Company’s or the Subsidiary’s ability to conduct its business in the manner that it was conducted immediately prior to the date hereof, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

5.5 Financial Statements.

Schedule 5.5 contains (i) the unaudited consolidated balance sheets of the Company and the Subsidiary as of the Financial Statements Date, December 31, 2004, December 31, 2005 and December 31, 2006 and the unaudited consolidated statements of income of the Company and the Subsidiary for the years then ended, and (ii) the unaudited consolidated balance sheets of the Company and the Subsidiary as of March 31, 2007 and 2008 and the unaudited statements of income of the Company and the Subsidiary for the three-month periods then ended. Such balance sheets and statements of income have been prepared in conformity with GAAP (except that the financial statements do not contain footnotes), and such balance sheets and related statements of income present fairly in accordance with GAAP, in all material respects, the financial position and results of operations of the Company and the Subsidiary, as of their respective dates and for the respective periods covered thereby subject, in the case of the financial statements referred to in clause (ii), to normal year-end adjustments (provided that such adjustments are not material, either individually or in the aggregate).

5.6 Operations Since Financial Statements Date.

Except as set forth in Schedule 5.6, since the Financial Statements Date, there have been no changes in the business, assets, results of operations or condition (financial or other) of the Company and the Subsidiary which have had or would reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 5.6, from the Financial Statements Date, the Company and the Subsidiary have conducted the Business only in the ordinary course and neither the Company nor the Subsidiary has taken any action that, if taken during the period from the date hereof through the Closing Date, would constitute a breach of Section 7.4; provided, that, for the purposes of this Section 5.6 references to “the date hereof” in Section 7.4 shall be deemed to refer to the Financial Statements Date.

5.7 Taxes.

Except as set forth on Schedule 5.7, (i) the Company and the Subsidiary have filed or participated in the timely filing of all material Tax Returns required to have been filed on or before the date hereof and have paid in a timely manner (or there has been timely paid on its behalf) all Taxes required to be paid by or in respect of it (including withholding Taxes required to be paid or withheld) and have established reserves in accordance with GAAP for any other Taxes in respect of Pre-Closing Tax Periods; (ii) neither the Company nor the Subsidiary has waived any statute of limitations in respect of Taxes of the Company or the Subsidiary, pursuant to a waiver currently in effect; (iii) no issues that have been raised in writing against the Company or the Subsidiary, or in respect of which the Company or the Subsidiary could be liable for Tax, by any taxing authority in connection with the Company or the Subsidiary are currently pending; and (iv) all deficiencies asserted in writing or assessments made in writing by any taxing authority have been fully satisfied by payment or fully withdrawn. Except for the tax sharing arrangement between the Company and AMR, there are no tax sharing or allocation agreements in effect as between the Company or any predecessor or Affiliate thereof under which Buyer, the Company or Subsidiary could be liable for any Taxes. As of the Closing Date, the Company will have paid all amounts owed by it under the tax sharing arrangement with AMR and that arrangement will be terminated on or prior to the Closing Date.

5.8 Governmental Permits.

Except as set forth in Schedule 5.8, the Company and the Subsidiary own, hold or possess all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body that are necessary to entitle them to own or lease, operate and use their assets and to carry on and conduct the Business substantially as conducted immediately prior to the date of this Agreement (herein collectively called “Governmental Permits”), except for such Governmental Permits as to which the failure to so own, hold or possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Company and the Subsidiary has complied in all material respects with all terms and conditions of the Governmental Permits and, to the Knowledge of the Company, no condition exists that with notice or lapse of time or otherwise would constitute a default under or would result in non-compliance in any material respect with the terms of any such Governmental Permit.  The Governmental Permits are in full force and effect and are not subject to any suspension, cancellation, modification, revocation or any proceedings or investigations related thereto, and, to the Knowledge of the Company, no such suspension, cancellation, modification, revocation, proceedings or investigation is threatened.

5.9 Assets Under Management.

(a) The aggregate Adjusted Assets Under Management by the Company and the Subsidiary as of the Base Date are accurately set forth in Schedule 5.9.  Also set forth in Schedule 5.9 is a list as of the Base Date of all Management Contracts, setting forth with respect to each such Management Contract:

(i) the name of the Client under such Management Contract, indicating (A) any such Client (other than any ERISA Client) that is AMR or an Affiliate of AMR, and (B) any ERISA Client that is, holds the “plan assets” of, or acts on behalf of, an employee benefit plan maintained by AMR or an Affiliate of AMR (any Person described in clause (A) or (B), a “Related Client”);

(ii) the state (or, if such Client is not a U.S. citizen, the country) of which such Client is a citizen or resident (in the case of individuals) or domiciled (in the case of entities);

(iii) the amount of Adjusted Assets Under Management pursuant to such Management Contract at the Base Date, and the nature of the Investment Management Services provided (e.g., discretionary or non-discretionary, advisory or administrative, whether any of such assets are the subject of a sub-advisory arrangement and, if so, the identity of the sub-adviser, etc.); and

(iv) the fee schedule in effect with respect to such Management Contract (including identification of any applicable sub-components of such fees, e.g., investment management fees, fees for any other services, etc., as applicable), and a description of any fees payable by the underlying Client in connection with Investment Management Services (or other services) provided by the Company or the Subsidiary other than pursuant to such Management Contract.

Except as set forth in Schedule 5.9, there are no contracts, agreements, arrangements or understandings pursuant to which the Company or any Subsidiary has undertaken or agreed to cap, waive, offset, reimburse or otherwise reduce any or all fees or charges payable by or with respect to any of the Clients set forth in Schedule 5.9 or pursuant to any of the contracts set forth in Schedule 5.9.  Except as set forth in Schedule 5.9, the Company has not received written notice from any Client of the Company (or, in the case of any Clients that are collective investments vehicles, underlying investors therein, as applicable) of its intention to terminate or materially reduce its investment relationship with the Company or the Subsidiary, or adjust the fee schedule with respect to any Management Contract in a manner which would reduce the fees payable to the Company or the Subsidiary in connection with such Client relationship and, to the Knowledge of the Company, no client has any intention to terminate or materially reduce its investment relationship with the Company or the Subsidiary, or adjust the fee schedule with respect to any Management Contract in a manner which would reduce the fees payable to the Company or the Subsidiary in connection with such Client relationship.

(b) Except as set forth in Schedule 5.9, neither the Company nor the Subsidiary has any Management Contract or other arrangement with respect to which amounts payable to the Company or the Subsidiary are based on performance or otherwise provide for compensation on the basis of a share of capital gains upon or capital appreciation of the funds (or any portion thereof) of any Client.

(c) Each Client to which the Company provides Investment Management Services that is (i) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a person acting on behalf of such a plan or (iii) an entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations (an “ERISA Client”) has been managed by the Company such that the Company in the exercise of management is in compliance in all material respects with the applicable requirements of ERISA.  Schedule 5.9 identifies each Client that is an ERISA Client.  The Company is, and there has been no event or occurrence that has resulted or would reasonably be expected to result in the Company failing to continue to qualify as, a qualified professional asset manager within the meaning of Part V(a) of Prohibited Transaction Class Exemption 84-14, as amended.  With the Company as the qualified professional asset manager, the condition of Part I(g) of Prohibited Transaction Class Exemption 84-14, as amended, is, and there has been no event or occurrence that has resulted or would reasonably be expected to result in such condition failing to be, satisfied.

(d) Each Client to which the Company provides Investment Management Services that is registered as an investment company under the Investment Company Act (including, in the case of any “series” investment company, each series thereof) and each Exempt Fund Client is so identified on Schedule 5.9.  Other than the Funds and the Exempt Fund Clients, neither the Company nor the Subsidiary provides Investment Management Services to or through (i) any issuer or other Person that is an investment company (within the meaning of the Investment Company Act), (ii) any issuer or other Person that would be an investment company (within the meaning of the Investment Company Act) but for the exemptions contained in Section 3(c)(1), Section 3(c)(7), the final clause of Section 3(c)(3) (common trust funds) or the third or fourth clauses of Section 3(c)(11) (single or collective trusts for qualified plans) of the Investment Company Act, or (iii) any issuer or other Person that is or is required to be registered under the laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled (other than the United States or the states thereof), which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities.

(e) The Company has not received written notice from any Client of any material dispute between the Company or the Subsidiary and any Client of the Company or the Subsidiary and, to the Knowledge of the Company, no material dispute exists between the Company or the Subsidiary and any Client of the Company or the Subsidiary.

(f) Except as set forth in Schedule 5.9, no exemptive orders, “no-action” letters or similar exemptions or regulatory relief have been obtained, nor are any requests pending therefor, by or with respect to the Company, AMR or any Fund, or any officer, director, partner or employee of the Company or the Funds or employees of AA seconded to the Company, in connection with the business of the Company or the Funds, or by or with respect to any Client of the Company or the Subsidiary in connection with the provision of Investment Management Services to such Client.

(g) All performance information provided, presented or made available by the Company to any Client or potential Client has complied in all material respects with Applicable Law and the Company maintains all documentation necessary to form the basis for, demonstrate or recreate the calculation of the performance or rate of return of all accounts that are included in a composite (current and historical performance results) as required by Applicable Law.

5.10 Real Property.

(a) Neither the Company nor the Subsidiary owns any real property or holds any option to acquire any real property.

(b) Schedule 5.10 sets forth a list of each lease or similar agreement under which the Company or the Subsidiary is lessee of, or holds or operates, any real property owned by any third Person (the “Properties”).  Copies of all leases of Properties (the “Leases”) have been made available to Buyer.  Each Lease is valid, binding and enforceable in accordance with its terms, is in full force and effect, affords the Company or the Subsidiary, as applicable, peaceful and undisturbed possession of the subject matter thereof and has not been modified, amended, or altered, in writing or otherwise.  There is not with respect to any such Leases any existing default or event that, with notice or lapse of time or both, would constitute a default or event of default on the part of the Company or the Subsidiary or, to the Knowledge of the Company, on the part of any other party thereto, except such defaults or events of default or other events that would not result in a Material Adverse Effect, and, to the Knowledge of the Company, there is no existing default by any other party to any Lease.  The performance by the Company of this Agreement will not result in the termination of, or in any increase of any amounts payable under, any of the Leases.  Except as set forth in Schedule 5.10, none of AMR, the Company or the Subsidiary has assigned any of the Leases and has not sublet all or any portion of its leased premises under any of the Leases.

5.11 Personal Property Leases.

Schedule 5.11 contains as of the date of this Agreement a list of each lease or other agreement or right under which either the Company or the Subsidiary is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, except those which are terminable by the Company or the Subsidiary without penalty on notice of sixty (60) days or less or which provide for annual rental payments of less than $100,000.  The Company or the Subsidiary, as applicable, holds a valid leasehold interest or other right in the properties leased or held pursuant to such leases, agreements or rights.

5.12 Intellectual Property.

Schedule 5.12 contains a complete and accurate list of all registered and unregistered copyrights and applications therefor (including renewals) (the “Copyrights”), registered and unregistered trademarks and applications therefor (including renewals) (the “Trademarks”), registered and unregistered service marks and applications therefor (including renewals), patents, patent applications (including renewals), patent disclosures (together with all re-issuances, continuations, continuations in part, revisions and extensions), patent rights (collectively, the “Patents”), inventions and discoveries (whether or not patentable and whether or not reduced to practice), trade names, trade name rights, trade dress and corporate names (together with all translations, adaptations, derivations and combinations thereof) or other similar rights used or useable in the Business, including, specifically, the name (and any similar name), logos, trademarks, service marks, or other similar rights used in connection with the Business (whether or not owned or licensed), and all licenses, sublicenses, agreements and permissions to or from third parties with respect to the foregoing or rights related thereto and, in each case, which is material to the Business (collectively, the “Intellectual Property Rights”).  Such list includes, where applicable, the record owner, jurisdiction and registration and/or application number, and date issued (or filed) for each of the foregoing.  As to the Trademarks, Schedule 5.12 describes (i) those marks currently owned by AA that are being assigned to the Company, and (ii) those marks currently owned but not used by the Company that are being assigned to AMR. Except as set forth in Schedule 5.12:

(a) the Company exclusively owns or possesses adequate and enforceable rights to use, without payment to a third party, all of the Intellectual Property Rights and Trade Secrets (as defined below), that are used in or necessary for the conduct of the Business (“Company Intellectual Property Rights”) free and clear of all Encumbrances;

(b) all Patents, Trademarks and Copyrights included in the Company Intellectual Property Rights which are issued by or registered with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world are currently in compliance in all material respects with formal legal requirements and are valid and enforceable;

(c) there are no pending, or, to the Knowledge of the Company, threatened claims against the Company alleging that the operation of the Business or any of the Company Intellectual Property Rights infringes, misappropriates or conflicts with the rights of others (“Third Party Rights”);

(d) neither the Business nor the Company Intellectual Property Rights infringes, misappropriates or conflicts with any Third Party Right;

(e) the Company has not received any communications alleging that the Company or the Subsidiary has violated or, by conducting its business, would infringe, misappropriate or violate any Third Party Rights or that any of the Company Intellectual Property Rights are invalid or unenforceable;

(f) to the Knowledge of the Company, no third party is violating, misappropriating or infringing any of the Company’s Intellectual Property Rights;

(g) the Company has taken all reasonable security measures to protect the secrecy, confidentiality and value of any trade secrets it may own (the “Trade Secrets”).  No material Trade Secrets have been disclosed by the Company to any person or entity other than employees or contractors performing services for the Company who had a need to know and use such Trade Secrets in the course of their employment or contract performance.  The Company has the right to use, free and clear of claims of third parties, all of the Trade Secrets.  To the Knowledge of the Company, no third party has asserted that the use by either the Company or the Subsidiary of any Trade Secrets misappropriates or violates any Third Party Right;

(h) To the Knowledge of the Company, any Software owned or used by the Company and the Subsidiary is free from any material uncorrected defects or programming or documentation errors, and the Company is not aware of the existence of any material defects or viruses that would cause an interruption to the operation of such Software;

(i) The Company and the Subsidiary have complied and are complying in all material respects with all Applicable Laws and contractual obligations and their own internal policies applicable to privacy, data security and data protection.  The Company and the Subsidiary have implemented reasonable backup and disaster recovery technology consistent with normal industry practice.  The Company and the Subsidiary have not experienced any losses or theft of data; and

(j) Except for the Intellectual Property Rights licensed to the Company pursuant to the AAdvantage Participation Agreement, Seller does not own or control any Company Intellectual Property Rights material to the operation of the business.

5.13 Assets.

(a)            Except for assets disposed of in the ordinary course of business since the Financial Statements Date, the Company and the Subsidiary have valid title to each item of machinery, equipment and other tangible or intangible property reflected on the Financial Statements as owned by the Company and the Subsidiary, free and clear of all Encumbrances, except for Permitted Encumbrances.  All items of machinery, equipment or other tangible personal property of the Company are usable in the ordinary course of business.

(b)            The Company and the Subsidiary taken as a whole have ownership of or rights in, free and clear of Encumbrances (except Permitted Encumbrances), all of the assets, properties and rights (including all books and records), and have access to all services provided by the Seller or by contractors of the Seller to the Company as of the date hereof, used in or necessary for the conduct of their business in all material respects as currently conducted or reasonably anticipated to be conducted, including without limitation those assets set forth in Schedule 5.13.

5.14 No Violation, Litigation or Regulatory Action.

Except as set forth in Schedule 5.14:

(a) the Company and the Subsidiary have complied, in all material respects, with all Applicable Laws and Court Orders;

(b) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or the Subsidiary or affecting the properties or assets of the Company or the Subsidiary, or, as to matters related to the Company or the Subsidiary, against any officer, director, stockholder or employee performing services for the Company or the Subsidiary in their respective capacities in such positions;

(c) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened relating to the termination of or limitation of the rights of the Company under or with respect to the Company’s registration under the Advisers Act, the Company’s ability to act as a qualified professional asset manager within the meaning of Part V(a) of Prohibited Transaction Class Exemption 84-14, as amended, or any similar or related rights under any registrations or qualifications with various states or other jurisdictions; and

(d) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or the Subsidiary that question the legality of the transactions contemplated by this Agreement or any of the Company Ancillary Agreements or that are reasonably expected to materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of the transactions contemplated hereby.

5.15 Contracts.  Except as set forth in Schedule 5.15 or any other Schedule hereto, as of the date of this Agreement, neither the Company nor the Subsidiary is a party to or bound by:

(a) any Management Contract or any other contract for the provision of Investment Management Services or other similar services;

(b) any contract or agreement for the provision of services to Clients of the Company or the Subsidiary, other than Investment Management Services (e.g., tax preparation or similar services);

(c) other than Management Contracts, any contract or agreement providing for the indemnification by the Company or the Subsidiary of any Person with respect to liabilities, whether absolute, accrued, contingent or otherwise that would be material to the Business;

(d) any plan or contract providing for bonuses, pensions, options, stock (or other beneficial interest) purchases (or other securities or phantom equity purchases), incentive compensation, deferred compensation, retirement payments, profit sharing, severance or the like;

(e) any employment contract or contract for services which is not terminable at will by the Company or the Subsidiary without liability for any penalty or severance payment (excluding any liability or obligation imposed by statute (e.g., COBRA));

(f) any contract or agreement with any investment or research consultant, solicitor or sales agent, or otherwise with respect to the referral of business to the Company or the Subsidiary (including without limitation any agreement with respect to solicitation of prospective investors in any of the Funds);

(g) any license agreement (as licensor or licensee) (other than any such agreement the subject matter of which is off-the-shelf, commercially available software), including without limitation any source code agreements for Software owned by the Company or the Subsidiary;

(h) any contract for the purchase by the Company or the Subsidiary of services, supplies, components or equipment which involved the payment of more than $50,000 in the year ended December 31, 2007;

(i) any loan agreements, promissory notes, indentures, bonds, security agreements, guarantees or obligations for Indebtedness or other instruments involving Indebtedness in an amount in excess of $100,000;

(j) any partnership, joint venture or other similar agreement or arrangement;

(k) any agreement containing any covenant or provision prohibiting the Company or the Subsidiary or any employee who performs services for the Company from engaging in any line or type of business, competing with any Person or operating in any geographical area, including by means of a grant of exclusivity (except for such agreements which shall not apply to the Company or the Subsidiary or any such employee upon Closing);

(l) any contract or agreement to cap fees, share fees or other payments, share expenses, waive fees or to reimburse or assume any or all fees or expenses thereunder that would be material to the Business, taken as a whole;

(m) any contract or agreement (other than shareholder servicing agreements, the revenues and expenses of which are accurately reflected in the management projections shown to  Buyer, consistent with the assumptions underlying the composition and amount of AUM contained therein, which are consistent with historical trends) that provides for aggregate annual future payments by the Company or the Subsidiary of more than $50,000 or that has an unexpired term exceeding one year and that may not be canceled upon sixty (60) days’ or less notice without any liability, penalty or premium, or that provides for the payment of royalties to a third party;

(n) any contract or agreement that was entered into by the Company or the Subsidiary with a stockholder, officer, director or employee of the Company or the Subsidiary or, to the Knowledge of the Company, any family member or Affiliate of any of the foregoing;

(o) any collective bargaining or similar agreement; or

(p) any contract or agreement relating to the redemption or purchase of capital stock or all or substantially all of the assets of the Company or equity interests of the Subsidiary or any acquisition, merger or similar agreement.

5.16 Status of Contracts.

Except as set forth in Schedule 5.16 or in any other Schedule hereto, each of the leases, contracts, licenses and other agreements listed in Schedules 5.9, 5.10, 5.11, 5.12 and 5.15 (collectively, the “Business Agreements”) is in full force and effect.  Neither the Company nor the Subsidiary is in or, to the Knowledge of the Company, alleged to be in breach or default under any of the Business Agreements, and, to the Knowledge of the Company, no other party to any such Business Agreement is in or is alleged to be in breach or default in any material respect thereunder.

5.17 ERISA.

(a) Each Welfare Plan, Pension Plan, bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock or other equity-based or other employee benefit plan and each employment, retention, consulting, change in control, termination or severance plan, program, arrangement or agreement, maintained or established in connection with the Business, in which at least one employee performing services for the Company participates (whether or not subject to ERISA) is listed on Schedule 5.17(a) (the “Plans”), and the Company has made available to Buyer either a true and correct copy of each such Plan, all material amendments or modifications to any such Plan or a current summary plan description used in connection with such Plan.  With respect to any Pension Plan maintained by AMR or the Company that is subject to Title IV of ERISA, there has not been a plan termination or any other event that would cause the Company or the Subsidiary to incur liability under Sections 4062, 4063, 4064, 4067 or 4069 of ERISA or to have a lien imposed on its assets under Section 4068 of ERISA.  The Company has never maintained and has never been obligated to contribute to a multiemployer plan (as defined in Section 3(37) of ERISA).

(b) No event or condition has occurred that would reasonably be expected to give rise to a material liability of the Company as a result of the termination of a pension plan subject to Title IV of ERISA, any failure to contribute to any pension plan subject to Section 412 of the Code or the withdrawal or any other event with respect to a multiemployer plan or multiple employer plan subject to Title IV of ERISA.

(c) Except as set forth in Schedule 5.17(c), with respect to each Welfare Plan and Pension Plan listed on Schedule 5.17(a), (i) each such plan has been maintained and operated in compliance in all material respects with the applicable requirements of the Code and ERISA and the regulations issued thereunder and (ii) no litigation or asserted claims against the Company exist with respect to any such plan other than claims for benefits in the normal course of business.

(d) Any employee benefits other than those listed in Schedule 5.17(a) relating to the Business which are in effect on the Closing Date and as to which the Company has or may have in the future any liability (other than regular wages or salary), such as any fringe benefits described in Section 132 of the Code and any education assistance plans under Section 127 of the Code are listed in Schedule 5.17(d), and any written document which exists with respect to any such employee benefit has been made available to Buyer by the Company.

5.18 Employee Relations and Agreements.

(a) Schedule 5.18 contains a true and complete listing, as of a recent date, of all employees of American Airlines, Inc. (“AA”) who are seconded to the Company and whose annual base salaries exceed $100,000, their annual base salary and date of hire.  Since the Financial Statements Date, except as disclosed on Schedule 5.18 or as has occurred in the ordinary course of business and consistent as to timing and amount with past practices, AA has not:  (i) increased the compensation payable or to become payable to or for the benefit of any of the employees seconded to the Company, (ii) provided any of the employees seconded to the Company with increased security or tenure of employment, (iii) increased the amount payable to any of the employees seconded to the Company upon the termination of such persons’ employment, or (iv) increased, augmented or improved benefits granted to or for the benefit of any of the employees seconded to the Company under any bonus, incentive compensation (including any equity-based compensation), profit sharing, pension, retirement, deferred compensation, insurance or other direct or indirect benefit plan or arrangement.  Neither the Company nor the Subsidiary has any employees.

(b) Except as set forth in Schedule 5.18, neither AMR, AA nor the Company is a party to or bound by any labor contract or collective bargaining agreement affecting employees seconded by AA to the Company.

(c) Except as set forth in Schedule 5.18, no union or similar organization represents employees of AA seconded to the Company and, to the Knowledge of the Company, no such organization is attempting to organize such employees.

(d) Except as set forth in Schedule 5.18, no director, officer or employee of AA seconded to the Company or the Subsidiary is a party to any Plan that entitles him or her to compensation or other consideration upon the acquisition by any Person of control of the Company or any Subsidiary or upon the closing of the transactions contemplated hereby.

(e) Neither the Company nor the Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Body relating to employee or employment practices.

(f) The Company and the Subsidiary are in compliance with all Applicable Laws relating to employment, including, without limitation, Applicable Laws relating to discrimination, hours of work and the payment of wages or overtime wages and there are no complaints, lawsuits, or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or the Subsidiary brought by or on behalf of any applicant for employment, any current or former employee, any current or former employee of AA seconded to the Company or any class of the foregoing, relating to any such Applicable Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortuous conduct in connection with the employment relationship.

(g) Since December 31, 2007, no key employee of AA seconded to the Company has terminated, or given notice of his or her intent to terminate, employment.

5.19 Insurance.

AMR or the Company currently maintain the insurance policies and coverages set forth in Schedule 5.19.  The insurance provided under such insurance policies is in such amounts, with such deductibles and against such risks and losses as are reasonable in respect of the operations of the Business.  Such insurance policies are in full force and effect and all premiums due and payable thereon have been paid in full, and no written notice of cancellation or termination has been received with respect to any such insurance policy, which has not been replaced on substantially similar terms prior to the date of such cancellation.  Except as set forth in Schedule 5.19, there are no material outstanding claims under any such insurance policy.

5.20 No Brokers.

Except for the fees and commissions set forth in Schedule 5.20, for which AMR is solely responsible, none of AMR, the Company or the Subsidiary nor any Person acting on behalf of any of them has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

5.21 Registration as Investment Adviser.

(a) The Company is duly registered as an investment adviser under the Advisers Act and the rules and regulations thereunder and has completed notice filings for each state listed in Schedule 5.21, which jurisdictions are the only jurisdictions wherein the Company is required to make such filings.

(b) The Company has filed a Form ADV with the SEC in accordance with the Advisers Act, which Form at the time of filing was, and as amended and supplemented is, in effect pursuant to the requirements of the Advisers Act.  The Company has heretofore made available to Buyer copies of its Form ADV as amended or supplemented. The Company and each of its investment adviser representatives (as such term is defined in Rule 203A-3(a) under the Advisers Act) have, and until the time of the Closing will have, all material Governmental Permits required in order for them to conduct the Business in the manner presently conducted.  None of the Company, the Subsidiary or any of such representatives is subject to any material limitation imposed in connection with one or more of the Governmental Permits. Except as set forth on Schedule 5.21, none of the Company, the Subsidiary or, in connection with their service to the Company or the Subsidiary, any of their respective directors or officers or the employees of AA seconded to them, is registered or required to be registered as a broker or dealer, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with the SEC, the Commodity Futures Trading Commission, the National Futures Association, the Financial Industry Regulatory Authority, Inc. (or its predecessor, the National Association of Securities Dealers, Inc.), the securities commission of any state or any other self-regulatory body.  Except as set forth on Schedule 5.9, no person, other than full-time employees of AA seconded to the Company, renders Investment Management Services to or on behalf of Clients or solicits Clients with respect to the provision of Investment Management Services by either the Company or the Subsidiary.  Those officers and employees of the Company and the Subsidiary who are required to be licensed or registered for the activities conducted by them in respect of the Business are and at all times since January 1, 2003 have been duly licensed or registered in each state or jurisdiction in which and with each Governmental Body with whom such licensing or registration is so required.  Each such registration or license is in full effect, except where the failure to be so licensed or registered, individually or in the aggregate, would not reasonably be expected to have an adverse impact on the Business in any material respect.  None of these officers and employees is, or, since January 1, 2003, has been subject to any material disciplinary or other material regulatory compliance action or material complaint by a Governmental Body or Client.

(c) None of the Company, the Subsidiary or any person “associated” (as defined under both the Investment Company Act and the Advisers Act) with either the Company or the Subsidiary has been (i) convicted of any crime or is or has engaged in any conduct that would be a basis for (A) denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act, or (B) ineligibility to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company pursuant to Section 9(a) or 9(b) of the Investment Company Act and, to the Knowledge of the Company, there is no proceeding or investigation that is reasonably likely to become a basis for any such ineligibility, disqualification, denial, suspension or revocation or (ii) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property or that of any partnership of which he or she was a general partner or any corporation or business association of which he or she was an executive officer.

(d) The Company has adopted a written policy regarding insider trading and a Code of Ethics which complies in all material respects with all applicable provisions of the Advisers Act (including without limitation with respect to insider trading and personal trading under Section 204A thereof and Rule 204A-1 thereunder) and the Investment Company Act (including without limitation Section 17(j) thereof), a copy of which has been made available to Buyer.  All employees of AA seconded to the Company have executed acknowledgments that they are bound by the provisions of such Code of Ethics and insider trading policies.  Each Fund has adopted a Code of Ethics which complies in all material respects with all applicable provisions of the Investment Company Act (including without limitation Section 17(j) thereof), copies of which have been made available to Buyer.  Except as set forth on Schedule 5.21, during the past three (3) years, there have been no actions taken against any employee with regard to any violations of such Code of Ethics or insider trading policies that resulted in the termination of employment or the imposition of monetary penalties.

5.22 Filing of Reports; Maintenance of Records. Except for immaterial delays in filing,

the Company (a) has timely made all filings, including reports and other documents, required by the Advisers Act, (b) has timely made all disclosures and delivered all documents required by the Advisers Act to be delivered to its Clients and (c) has maintained all books and other records required by the Advisers Act.  All filings, reports, disclosures and other documents were in compliance, in all material respects, with the Advisers Act at the time filed or made.  The Company has heretofore made available to Buyer copies of all such filings, disclosure documents and books and records.

5.23 Fee Arrangements, Expenses and Custody of Funds.

The Company has complied in all material respects with the fee arrangement restrictions set forth in the Advisers Act. The Company does not maintain custody or constructive custody of any funds or securities of any Client except to the extent that it may be deemed to have custody by virtue of arrangements for the payment of fees from Client accounts.

5.24 Fund Matters.

(a) Schedule 5.24(a) describes each of the investment advisory agreements, distribution or underwriting contracts, plans adopted pursuant to Rule 12b-1 under the Investment Company Act, arrangements for the payment of service fees (as such term is defined in Rule 2830 of the NASD Conduct Rules), administrative services agreements and other agreements and contracts (other than agreements and contracts entered into by the Funds in the ordinary course of business in connection with the making of portfolio investments) (collectively, the “Fund Agreements”) pertaining to any of the Funds.  As to each Fund, there is in effect an investment advisory, distribution or underwriting agreement (as applicable), except that, in the case of the American Beacon Master Funds, there is no distribution or underwriting agreement.  Each Fund Agreement pursuant to which the Company has received compensation with respect to its activities in connection with any of the Funds was duly approved in accordance with the applicable provisions of the Investment Company Act.

(b) Except as set forth in Schedule 5.24(b), there are no special restrictions, consent judgments or SEC or judicial orders on or with regard to any of the Funds currently in effect.

(c) Each of the Trusts is duly organized, validly existing and in good standing in the jurisdiction in which it is organized and has all requisite trust power and authority to conduct its business in the manner and in the places where such business is currently conducted.  Each Fund is and has been, since its inception, engaged solely in the business of an investment company.

(d) Each of the American Beacon Master Funds, American Beacon Funds, Mileage Funds and Select Funds is, and at all times required under the securities laws has been, a series of, respectively, the Master Trust, American Beacon Funds Trust, Mileage Funds Trust and Select Funds Trust. Each such Fund is a registered investment company under the Investment Company Act and is in compliance with Applicable Laws of the SEC and any other Governmental Body or self-regulatory body having jurisdiction over such Fund in all material respects.  Since their initial offering, shares of each of the Funds have been duly qualified for sale under the securities laws of each jurisdiction in which they have been sold or offered for sale at such time or times during which such qualification was required.  The shares of each of the Funds (excluding the American Beacon Master Funds) have been registered under the Securities Act during such period or periods for which such registration was required, the related registration statement has become effective under the Securities Act, no stop order suspending the effectiveness of any such registration statement has been issued and no proceedings for that purpose have been instituted or, to the Knowledge of the Company, are contemplated, and neither such registration statement nor any amendments thereto contained, at the time such registration statement or amendment became effective, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The offering and sale of shares of each of the American Beacon Master Funds do not require registration of such shares under the Securities Act.  Copies of the current registration statement of each of the Funds under the Investment Company Act and, with the exception of the American Beacon Master Funds, under the Securities Act have been made available to Buyer by the Company.  All of the outstanding shares of beneficial interest of each Fund are duly authorized, validly issued, fully paid and non-assessable.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or subject the Funds to any regulatory sanctions or a valid Fund shareholder claim, each of the Funds’ investments has been made in accordance with its investment policies and restrictions set forth in its registration statement in effect at the time the investments were made and has been held in accordance with its respective investment policies and restrictions, to the extent applicable and in effect at the time such investments were held.

(f) (i) Except for immaterial delays in filing, each of the Funds has timely filed (other than in respect of Taxes, which are the subject of separate representations and warranties set forth herein) all reports, registration statements and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Body, including the SEC (the “Fund Regulatory Documents”), and has paid all fees and assessments due and payable in connection therewith, and (ii) as of their respective dates, each of the foregoing filings complied in all material respects with the requirements of the securities laws and the rules and regulations of the SEC promulgated thereunder applicable to such Fund Regulatory Documents, and none of the Fund Regulatory Documents or related prospectuses, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company has made available to Buyer a copy of each Fund Regulatory Document filed with the SEC since January 1, 2005 and will deliver to Buyer promptly after the filing thereof a copy of each Fund Regulatory Document filed with the SEC by a Fund after the date hereof and prior to the Closing.

(g) Except as set forth on Schedule 5.24(g), (i) for all taxable years since 2002, each of the Funds (other than the American Beacon Master Fund, which is taxable as a partnership) has elected to be treated as, and has qualified as, a regulated investment company taxable under Subchapter M of Chapter 1 of the Code and under any similar provisions of state or local law in any jurisdictions in which such Fund filed, or is required to file, a Tax Return; (ii) each of the Funds has filed or participated in the timely filing of all material Tax Returns required to have been filed on or before the date hereof and has paid in a timely manner (or there has been timely paid on its behalf) all material Taxes required to have been paid by or in respect of it (including withholding Taxes required to be paid or withheld) or have established reserves in accordance with GAAP for any other Taxes in respect of Pre-Closing Tax Periods; (iii) no Fund has waived any statute of limitations in respect of Taxes of such Fund, pursuant to a waiver currently in effect; (iv) no issues that have been raised in writing by any taxing authority in connection with the Funds are currently pending; and (v) all deficiencies asserted in writing or assessments made in writing by any taxing authority have been fully satisfied by payment or fully withdrawn.

(h) The Company has made available to Buyer copies of the most recently available audited financial statements, prepared in accordance with GAAP, of each of the Funds, and unaudited financial statements, prepared in accordance with GAAP, of each of the Funds for the first six months of its most recent fiscal year if the ending date of such six-month period occurred more than sixty (60) days prior to the date of this Agreement (each hereinafter referred to as a “Fund Financial Statement”).  To the Knowledge of the Company, each of the Fund Financial Statements is consistent with the books and records of the related Fund, and presents fairly the consolidated financial position of the related Fund in accordance with GAAP applied on a consistent basis (except as otherwise noted therein) at the respective date of such Fund Financial Statement and the results of operations and cash flows for the respective periods indicated.  The Fund Financial Statements reflect and disclose all material changes in accounting principles and practices adopted by each of the Funds during the periods covered by each Fund Financial Statement.

(i) Except as currently disclosed in Item 11 to Part I of the Company’s Form ADV, there is no litigation or legal action, suit, proceeding or investigation at law or in equity pending in any court or before or by any governmental agency or instrumentality, department, commission, board, bureau or agency, or before any arbitrator, by or against any of the Funds or the Trusts, or any officer or trustee thereof relating to the activities of the Funds or the Trusts, any disqualification of the Company under Section 9(a) of the Investment Company Act, or any event which would require the Company to give an affirmative response to any of the questions in Item 11 to Part I of its Form ADV (or any similar or successor form) and, to the Knowledge of the Company, no such litigation, legal action, suit, proceeding or investigation at law or in equity is threatened.  There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting any of the Funds or the Trusts or any officer or trustee thereof relating to the activities of or affecting the Funds or the Trusts.

5.25 Exempt Fund Clients.

(a) To the Knowledge of the Company, (x) each Exempt Fund Client has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership, limited liability company or similar power and authority, and possesses all rights, licenses, authorizations and approvals necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted, and is duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under Applicable Law (except where the failure to do so is not material to its business); and (y) each Exempt Fund Client is in compliance in all material respects with the terms and conditions of its constituent documents.

(b) All outstanding shares or units of each Exempt Fund Client have been issued and sold in substantial compliance with Applicable Law; and each Exempt Fund Client, since inception of operations, has been operated and is currently operating in compliance in all material respects with its respective investment objectives and policies and Applicable Law.

(c) None of the Exempt Fund Clients has been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the rules or orders of any Governmental Body or self-regulatory body having jurisdiction over the Exempt Fund Client.

5.26 Information in Proxy Statements.

None of the information in any proxy statement described in Section 7.7 hereof (other than any information to be supplied by or on behalf of Buyer or its Affiliates for inclusion therein) will, at the time any such proxy statement is mailed to the shareholders of the applicable fund, or at the time of the meeting of the shareholders of such fund, contain, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.27 No Undisclosed Liabilities.

Neither the Company nor the Subsidiary has any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, asserted or unasserted, required to be on a balance sheet prepared in accordance with GAAP except liabilities or obligations (a) stated or adequately reserved against in the unaudited consolidated balance sheet included in the Financial Statements, (b) set forth on Schedule 5.27 or any other Schedule hereto, or (c) incurred since the Financial Statements Date in the ordinary course of business consistent (as to character, manner and amount) with past practice, which are completely and accurately reflected on the Company’s books and records.

5.28 Transactions with Affiliates.

 Except as set forth on Schedule 5.28, there are no loans, leases or other agreements or transactions involving in excess of $50,000 annually between the Company, the Subsidiary or AMR, on the one hand, and any present or former director, officer or employee of the Company, the Subsidiary or AA seconded to the Company, or any member of such officer’s, director’s or employee’s Immediate Family, or any person controlled by such officer, director or employee or his or her Immediate Family, on the other hand, other than payments for services rendered in the ordinary course.  Any item listed on Schedule 5.28 was entered into on an arm’s-length basis and is on terms and conditions no less favorable to the Company than could be obtained from nonrelated persons.

5.29 Illegal Payments.

Neither the Company, the Subsidiary nor, to the Knowledge of the Company, any Person affiliated with the Company or the Subsidiary has ever offered, made or received on behalf of the Company or the Subsidiary any illegal payment or contribution of any kind, directly or indirectly, including, without limitation, payments, gifts or gratuities, to any person, entity, or United States or foreign national, state or local government officials, employees or agents or candidates therefor or other Persons.

5.30 Investment Intent; Accredited Investor.

(a) Seller is acquiring the shares issued as the Stock Consideration for its own account, for investment and without any intention of distributing or selling such shares in violation of the Securities Act or any applicable state securities law.

(b) Seller qualifies as an “accredited investor,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

(c) Seller qualifies as a “qualified purchaser” within the meaning of Sections 3(c)(7) and 2(a)(51) of the Investment Company Act and the related rules thereunder.

(d) Seller understands that the shares issued as the Stock Consideration have not been registered under the Securities Act.  Seller acknowledges that such shares may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable state securities Laws or pursuant to an applicable exemption therefrom.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller and the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller and  the Company as follows:

6.1 Organization of Buyer.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Buyer has the corporate power and authority to own or lease and operate its assets and to carry on its businesses in the manner that they were conducted immediately prior to the date of this Agreement.

6.2 Authority of Buyer; Conflicts.

(a) Buyer has the corporate or other power and authority to execute, deliver and perform this Agreement and each of the Buyer Ancillary Agreements to which it is a party.  The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by Buyer’s board of directors and do not require any further authorization or consent of Buyer or its members.  This Agreement has been duly authorized, executed and delivered by Buyer and (assuming the valid authorization, execution and delivery of this Agreement by AMR and the Company) is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be (assuming the valid authorization, execution and delivery by AMR and/or the Company, where AMR and/or the Company is a party, or the other party or parties thereto) a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject, in the case of the Agreement and each of the Buyer Ancillary Agreements, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.

(b) Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

(i) assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in Section 6.2(b)(ii), result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the certificate of formation or operating agreement or other similar organizational documents of Buyer, (2) any material contract, agreement, note, bond, instrument, mortgage, lease, license, franchise or financial obligation to which Buyer is a party or any of their respective properties is subject or by which Buyer is bound, (3) any Court Order to which Buyer is a party or subject or (4) any Applicable Law affecting Buyer, or

(ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person, except (1) in connection, or in compliance, with the provisions of the HSR Act and (2) such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not materially impair the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

6.3 Capital Structure of Parent.  At the Closing, the shares of Class B Common Stock issued to AMR as the Stock Consideration pursuant to Section 3.1 shall constitute 100% of the issued and outstanding Class B Common Shares.  As of the Closing, the Class B Common Stock shall represent 10% of the issued and outstanding capital stock of Parent; provided, however, that in the event and to the extent that there is a Shortfall, additional shares of Class A Common Stock shall be issued at the Closing, at the same purchase price per share of Class A Common Stock as originally paid by TPG and Pharos, to make up such Shortfall and no additional shares of Class B Common Stock shall be issued as Stock Consideration as a consequence of the issuance of additional shares of Class A Common Stock issued in connection with covering the Shortfall.  All issued and outstanding Class B Common Stock issued to AMR as the Stock Consideration shall be duly authorized, validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights. Immediately prior to the Closing, Buyer shall own beneficially and of record the shares of Class B Common Stock constituting the Stock Consideration, free and clear of all Encumbrances, and upon issuance of the Stock Consideration to AMR pursuant to Section 3.1, AMR shall receive such shares free and clear of all Encumbrances, except as provided in this Agreement or the Stockholders' Agreement.  As of the Closing, Parent will own 100% of the outstanding capital stock of Buyer, free and clear of all Encumbrances.  At the Closing, except as provided in this Agreement the Subscription Agreement by and between Parent and TCW, neither Parent nor Buyer is a party to, or bound by, any agreement, arrangement or commitments to issue or sell any shares of capital stock or any securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to acquire from Parent or Buyer, any shares of capital stock of Parent or Buyer, and no such securities or obligations are outstanding, other than the options issued at the Closing to the Company’s management.

6.4 No Violation, Litigation or Regulatory Action.

Except as set forth in Schedule 6.3:

(a) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of Buyer, threatened against Buyer,  which are reasonably expected to materially impair the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby; and

(b) there is no action, suit or proceeding pending or, to the knowledge of Buyer, threatened that questions the legality of the transactions contemplated by this Agreement or any of the Buyer Ancillary Agreements.

6.5 Financing.

Buyer will have sufficient funds available at Closing for it to pay the Closing Cash Purchase Price.

6.6 No Brokers.

Except as set forth in Schedule 6.6, neither Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

6.7 Ineligible Persons.

Neither Buyer nor any “affiliated person” (as defined in the Investment Company Act) thereof, as applicable, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company.  Neither Buyer nor any “person associated with” Buyer (as defined in the Advisers Act), as applicable, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser or has failed to disclose as required any act enumerated in Rule 206(4)-4(b) under the Advisers Act.

6.8 Facts Affecting Regulatory Approvals.

To the knowledge of Buyer, there is no fact, event or condition applicable to Buyer which would reasonably be expected to adversely affect the likelihood of Buyer securing the requisite approvals or consents of any Governmental Body to the transactions contemplated by this Agreement.

6.9 Section 15 of the Investment Company Act.

Neither Buyer nor any of its Affiliates has any express or implied understanding or arrangement which would impose an unfair burden on any of the Funds or would in any way cause or result in a failure of the conditions contained in Section 15(f) of the Investment Company Act with respect to the transactions contemplated hereby.

6.10 Information in Proxy Statements.

None of the information to be supplied in writing by or on behalf of Buyer or its Affiliates expressly for inclusion in any proxy statement described in Section 7.7 hereof will, at the time any such proxy statement is mailed to the shareholders of the applicable fund, or at the time of the meeting of the shareholders of such fund, contain,  any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.11 Investment Representations.  Buyer is acquiring the Shares for its own account, for investment and without any intention of distributing such Shares in violation of the Securities Act of 1933 or any applicable state securities law.

6.12 No Currently Expected Claims.  Based on Buyer’s current analysis of facts revealed to Buyer by means of due diligence materials, disclosure schedules or other information made available to Buyer by Seller and the Company, (i) Buyer is not aware of any breach of any representation made by Seller in Section 5 and (ii) currently does not expect to make a claim for a breach of any representation made in Section 5. This representation is based upon Buyer’s current knowledge of facts revealed to Buyer by means of due diligence materials, disclosure schedules or otherwise, and does not foreclose Buyer from making any claim of breach on any basis after the Closing.

ARTICLE VII

ACTION PRIOR TO THE CLOSING DATE

The respective Parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

7.1 Access to Information.

The Company shall afford to the officers, employees and authorized representatives of Buyer (including, without limitation, independent public accountants and attorneys) reasonable access during normal business hours, upon reasonable advance notice, to the offices, properties, and business and financial records (including computer files, retrieval programs and similar documentation) of the Company, the Subsidiary and the Funds and the employees of AA seconded to the Company, to the extent Buyer shall reasonably deem necessary or desirable, and shall furnish to Buyer or its authorized representatives such additional information concerning the Company, the Subsidiary, the Clients and the Funds as shall be reasonably requested; provided, however, that the Company shall not be required to violate any obligation of confidentiality to which the Company, the Subsidiary or the Funds is subject or to waive any privilege which any of them may possess in discharging their obligations pursuant to this Section 7.1.  Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company, the Subsidiary, AMR or the Funds.  Notwithstanding the foregoing, the obligations of the Company pursuant to this Section 7.1 (other than with respect to the delivery of requested financial information) shall be subject to the right of the Company to determine, in its reasonable discretion, the appropriate timing of the disclosure of information it deems proprietary commercial information or privileged information.

7.2 Notifications.

(a)            Each of Seller and Buyer shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.  Each Party hereto shall promptly notify the other of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against the Subsidiary, the Company or Buyer, as the case may be, that would have been listed in Schedule 5.14 or Schedule 6.3, as the case may be, if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

(b)            Each of Seller and Buyer shall promptly notify the other upon obtaining knowledge of (a) the occurrence or failure to occur of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in a manner reasonably likely to result in the failure of a condition set forth in Article IX or Article X and (b) any failure of such Party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement in a manner reasonably likely to result in the failure of a condition set forth in Article IX or Article X.

(c)            No notice under this Section 7.2 shall be deemed to have modified any representation and/or warranty, cured any breach of covenant or otherwise affected any of the rights or remedies of the Parties to this Agreement.

7.3 Consents of Third Parties; Governmental Approvals.

(a) The Company and Buyer will act diligently and reasonably in attempting to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to the other Party, required to be obtained from any party (other than a Governmental Body) to consummate the transactions contemplated by this Agreement; provided, however, that such action shall not include any requirement of the Company or any of its Affiliates (including the Company and the Subsidiary) to commence or participate in any litigation, or offer or grant any accommodation (financial or other) to any third party that it is not contractually obligated to offer or grant.

(b) During the period prior to the Closing Date, Buyer shall act diligently and reasonably, and the Company and Seller, upon the request of Buyer, shall use commercially reasonable efforts to cooperate with Buyer, in attempting to secure any consents and approvals of any Governmental Body required to be obtained by Buyer in order to permit the consummation of the transactions contemplated by this Agreement.

(c) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing all things necessary, proper or advisable to consummate, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including but not limited to: (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from all Governmental Bodies and making all necessary registrations and filings (including filings with Governmental Bodies) and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Body (including those in connection with the HSR Act), (ii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered into by any court or other Governmental Body vacated or reversed, (iii) in the case of Buyer, promptly, if required by any Governmental Body in order to consummate the transactions contemplated hereby, taking all steps and making all undertakings to secure antitrust clearance (provided that in no event shall Buyer be required to effect the sale or other disposition of material properties of Buyer or its subsidiaries), (iv) keeping the other Party informed in all material respects of any material communication received by such Party from, or given by such Party to, any Governmental Body and of any material communication received or given in connection with any proceeding by a private party relating to the transactions contemplated by this Agreement, in each case regarding any of the transactions contemplated hereby, (v) permitting the other Party to review any material communication delivered to, and consulting with the other Party in advance of any meeting or conference with, any Governmental Body relating to the transactions contemplated by this Agreement or in connection with any proceeding by a private party, and giving the other Party the opportunity to attend and participate in such meetings and conferences (to the extent permitted by such Governmental Body or private party), (vi) obtaining of all necessary consents, approvals or waivers from third parties (other than ERISA Clients), including but not limited to those referred to in Sections 7.6, 7.7 and 7.8, and (vii) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement.  No Party to this Agreement shall consent to any voluntary delay of the consummation of the transactions contemplated hereby at the behest of any Governmental Body without the consent of the other Party to this Agreement, which consent shall not be unreasonably withheld.

7.4 Operations Prior to the Closing Date.

(a) From the date hereof to the Closing Date, Seller shall use commercially reasonable efforts to cause the Company and the Subsidiary to, and the Company shall and shall cause the Subsidiary to, operate and carry on the Business (and will use commercially reasonable efforts to cause the Funds and the Exempt Fund Clients to conduct their business) in the ordinary course and substantially as operated immediately prior to the date of this Agreement.  Consistent with the foregoing, the Company and the Subsidiary shall use commercially reasonable efforts consistent with good business practice to preserve the goodwill of the suppliers, contractors, licensors, employees, Clients, investors, distributors or others having business relations with the Company or the Subsidiary.

(b) Notwithstanding Section 7.4(a), except as set forth on Schedule 7.4(b), except as contemplated by this Agreement or except with the express written approval of Buyer (which Buyer agrees shall not be unreasonably withheld or delayed), the Company and the Subsidiary shall not and, where applicable, AMR shall cause AA to not:

(i) make any material change in the Business or its operations, except such changes as may be required to comply with any Applicable Law;

(ii) make any capital expenditure or enter into any contract or commitment therefor in excess of $50,000 (in the aggregate for both the Company and the Subsidiary);

(iii) enter into any contract for the purchase of real property or exercise any option to extend a lease listed in Schedule 5.10;

(iv) create, incur or assume, or agree to create, incur or assume, any Indebtedness or enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13) other than money borrowed or advances from any of its Affiliates in the ordinary course of business;

(v) declare, set aside or make, or agree to make, any dividend or other payment or distribution of cash or assets to AMR or any of its Affiliates (other than the Company or the Subsidiary) or any other Person, other than Pre-Closing Cash Dividends that would not cause the cash and cash equivalents balance of the Company as of the Closing to be less than an amount equal to the sum of (A) $500,000; and (B) the total amount of the payments that the Company will be obligated to make under Section 8.1(k);

(vi) institute any new, or permit any increase in any existing, profit-sharing, bonus, incentive compensation (including any equity-based compensation), deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to the employees of AA seconded to it, other than as required by any such plan or Applicable Law;

(vii) make any change in the compensation of the employees of AA seconded to it, other than normal increases in annual salary to Persons who are not officers or directors in the ordinary course of business consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense of the Company;

(viii) terminate any employee of AA seconded to the Company, except as a direct result of such employee’s (i) willful failure to perform the duties or responsibilities of his or her employment, (ii) engaging in serious misconduct, or (iii) being convicted of or entering a plea of guilty to any crime;

(ix) make any change in the accounting policies applied in the preparation of the Financial Statements, unless such change is required by GAAP;

(x) make advertising, marketing or similar types of expenditures other than in the ordinary course of business and in amounts consistent with the practices of the Company during the twelve-month period immediately preceding the date of this Agreement (and the Company will use commercially reasonable efforts to prevent any Fund from making such expenditures);

(xi) make any change in the charter or by-laws of the Company or the Subsidiary or issue, sell, transfer, pledge, dispose of or encumber any capital stock or other equity interests (or securities exchangeable, convertible or exercisable for capital stock or other equity interests);

(xii) modify the terms of any Indebtedness or other liability, other than modifications of short term debt in the ordinary course of business, or assume or guarantee the obligations of any other Person, or pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business;

(xiii) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers to any Affiliate of the Company), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, a material amount of the assets reflected on the consolidated balance sheet of the Company and the Subsidiary as of the Financial Statements Date or any assets acquired by the Company or the Subsidiary after the Financial Statements Date, except for Permitted Encumbrances;

(xiv) cancel any debts owed to or claims held by the Company or the Subsidiary (including the settlement of any claims or litigation) that were material to the Company and the Subsidiary taken as a whole other than in the ordinary course of the business consistent with past practices;

(xv) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any of the plans or programs described in Schedules 5.17(a) or 5.17(c) to any director, officer, employee, consultant or employee of AA seconded to the Company, whether past or present;

(xvi) enter into any new, or amend, terminate or renew any existing, employment, consulting, salary continuation, severance or termination agreement with any director, officer, employee or consultant or any employee of AA seconded to the Company;

(xvii) forgive any loans to any employee of AA seconded to the Company or any member of such employee’s Immediate Family, or any person controlled by such employee or his or her Immediate Family;

(xviii) enter into any new loans, leases or other agreements or transactions which, if entered into as of the date hereof, would be required to be listed on Schedule 5.28, or, except as and to the extent contemplated by Section 9.6 and Section 10.6, materially amend any such item listed on Schedule 5.28;

(xix) except as may be required to comply with Applicable Law, become obligated under any new Pension Plan, Welfare Plan or other employee benefit plan, which was not in existence on the date hereof, or amend any such plan in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder; or

(xx) (A) make, change or revoke any material election in respect of Taxes; (B) prepare any Tax Returns in a manner which is not consistent in all material respects with the past practice of the Company and the Subsidiary with respect to the treatment of items on such Tax Returns; (C) file any material amendment to a Tax Return that will or may increase the Tax liability of the Company or the Subsidiary before or after the Closing; or (D) settle any claim or assessment in respect of Taxes, in each case, which would materially and adversely affect the Company and the Subsidiary, taken as a whole, before or after the Closing Date.

7.5 Antitrust Law Compliance.

 As promptly as practicable after the date hereof, if determined to be required by Applicable Law, Seller and the Company shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby.  Each Party warrants that all such filings by it will be, as of the date filed, true and accurate in all material respects and in material compliance with the requirements of the HSR Act and any such rules and regulations.  Each of Buyer and Seller agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations.

7.6 Client Consents.

(a) As soon as reasonably practicable following the date hereof, the Company and Buyer shall send notices substantially in the form of Exhibit D hereto (each, a “Notice”) to each of the Company’s Clients (excluding the Funds, the Exempt Fund Clients and the ERISA Clients), (i) informing each such Client of the transactions contemplated by this Agreement which would result in a change in control of the Company and (ii) requesting the consent or approval of the change in control of the Company if Client Consent to such change in control is required under the respective Management Contract.

(b) As soon as reasonably practicable following the date hereof, the Company and Buyer shall send notices substantially in the form of Exhibit E hereto to each of the Company’s ERISA Clients (i) informing each such Client of the transactions contemplated by this Agreement which would result in a change in control of the Company and (ii) requesting that such Client enter into a new Management Contract, in form and substance satisfactory to Buyer, (subject to approval thereof by the independent fiduciary of such Clients).

7.7 Fund Approvals.

 Each of Buyer and the Company shall, as promptly as practicable after the date hereof, use reasonable best efforts to assure that prior to the Closing Date, (i) the board of trustees of each of the Master Trust, American Beacon Funds Trust, Mileage Funds Trust and the Select Funds Trust, acting on behalf of, respectively, the American Beacon Master Funds, American Beacon Funds, Mileage Funds and Select Funds, including a majority of the trustees who are not Interested Persons of the Company or Buyer or any of their respective Affiliates, or, as applicable, any of the subadvisers referred to below, or any of their respective Affiliates, vote in person (A) for the Fund Board Approvals, (B) for a new sub-advisory agreement, if there is in effect as at the date hereof an existing sub-advisory agreement between the Company, as adviser, and a sub-adviser with respect to such Fund, to be in effect from and after the Closing with the Company on terms substantially identical in all material respects (and identical as to fees) to such existing sub-advisory agreement, (C) for a new service or distribution agreement, if the Company is a party to any thereof with any such Fund, to be in effect from and after the Closing with the Company on terms substantially identical in all material respects (and identical as to fees) to such existing service or distribution agreement (to the extent required under the existing agreement or Applicable Law), (D) for new master-feeder participation agreements for the American Beacon Small Cap Index Fund, American Beacon International Equity Index Fund and the American Beacon S&P 500 Index Fund to be in effect from and after the Closing with the Company on terms substantially identical in all material respects (and identical as to fees) to the master-feeder participation agreements for the American Beacon Small Cap Index Fund, the American Beacon International Equity Index Fund and the American Beacon S&P 500 Index Fund existing with respect to such Funds, the Company and  Quantitative Master Series, LLC, Princeton Funds Distributors, Inc., and State Street Master Funds, (E) to approve the preparation of proxy statements for meetings of the shareholders of the respective Funds at which the Fund Shareholder Approvals will be recommended and sought, and (F) to approve such other matters as may be required by the Investment Company Act, including those specifically relating to Section 15(f) thereof relating to the sale of investment advisers, and (ii) the Fund Shareholder Approvals are obtained at shareholder meetings of the Funds. Buyer and Seller shall each bear fifty percent (50%) of the costs, fees and expenses incurred by the Funds in connection with the proxy statements described above, including fees of accountants and attorneys, except to the extent such costs, fees and expenses are borne by the Funds in accordance with Applicable Law.

7.8 Approval of Exempt Fund Clients.

 As soon as reasonably practicable following the date hereof, the Company or the Subsidiary, as appropriate, shall send a notice substantially in the form of Exhibit F hereto to each Exempt Fund Client, (a) informing each such Exempt Fund Client of the transactions contemplated by this Agreement which would result in a change in control of the Company, and (b) requesting the consent of such Exempt Fund Client to the change in control of the Company if required by Applicable Law or under the respective Management Contract or the organizational documents of such Exempt Fund Client and, if such consent by such Exempt Fund Client is required to be approved, under Applicable Law or under the respective Management Contract or the organizational documents of such Exempt Fund Client, by each investor in each Exempt Fund Client (each, an “Exempt Fund Client Investor”), requesting such approval.  If an Exempt Fund Client is required by Applicable Law or its organizational documents to obtain the consent or approval of its shareholders, it will seek to obtain such consent or approval in a manner reasonably satisfactory to Seller and Buyer.

ARTICLE VIII

ADDITIONAL AGREEMENTS

8.1 Employee Matters.

(a) On the Closing Date, and effective as of the Closing, the Company shall offer immediate employment to substantially all employees of AA who are seconded to the Company (including employees who are not actively at work on account of vacation, illness, short-term disability, which is not expected to result in long-term disability, or leave of absence) (all employees actually hired by the Company and who commence employment with the Company, the “Affected Employees”).  For a period commencing on the Closing Date and ending no earlier than the first anniversary of the Closing Date, Buyer shall, and shall cause the Company to, take any action necessary so that each Affected Employee shall continue to receive his or her base wage or salary at a rate no less favorable to such Affected Employee than the rates of base wage or salary paid to such Affected Employees on the date of this Agreement, as long as such Affected Employee remains an employee of Buyer. As to any employees who are not offered employment by the Company, Seller shall cause AA to either reassign such employees or terminate their employment with AA and provide termination and severance benefits available to them under AA’s employment policies and procedures.  Nothing in this Section 8.1(a) shall limit the right of the Buyer or any of its subsidiaries to terminate the employment of any Affected Employee at any time.

(b) AA and the Company shall jointly give notice to all employees of AA seconded to the Company on the Closing Date that the active participation of Affected Employees in the Pension Plans and Welfare Plans and other employee benefit programs and plans of Seller and its Affiliates shall terminate on the Closing Date, as of which date such Affected Employees shall be eligible to participate in benefit programs provided by Buyer or the Company pursuant to Section 8.1(c). Except as otherwise expressly provided in this Section 8.1, in no event shall any Affected Employee be entitled to accrue any benefits under any Pension Plan or Welfare Plan or other benefit plan or program of Seller and its Affiliates with respect to services rendered or compensation paid by Buyer or the Company after the Closing.

(c) Buyer and the Company agree to provide Affected Employees with full participation in any benefit plans offered by Buyer to its employees (“Buyer’s Benefit Programs”) on the same terms and conditions as similarly situated employees of Buyer. If Buyer does not maintain any Buyer’s Benefit Programs at the date hereof, or if Buyer’s Benefit Programs are not available to the Affected Employees, then for a period commencing on the Closing Date and ending no earlier than December 31, 2008, Buyer shall provide the Affected Employees with benefit plans on terms no less favorable in the aggregate than benefit plans maintained for and provided to Affected Employees immediately prior to the Closing Date (excluding, for this purpose, equity-based compensation, retiree medical and retiree travel benefits) as listed on Schedule 8.1(c) (the “Alternative Benefit Programs”).  Such Affected Employees shall be credited for their length of service with Seller and its Affiliates for all purposes (but not the actual accrual of benefits) under Buyer’s Benefit Programs or the Alternative Benefit Programs.

(d) Buyer and the Company shall recognize all unused vacation and sick leave of the Affected Employees as of the Closing Date as estimated on Schedule 8.1(d), and Buyer and the Company shall provide such paid vacation and sick leave, including the responsibility to make immediate cash payments for such accrued vacation amounts at any time on or after the Closing Date to the extent required under Applicable Law, but in no event shall Buyer be required to provide to any single Affected Employee both accrued vacation or sick leave, as applicable, and a cash payment in lieu of such accrued vacation or sick leave, as applicable.  Buyer and the Company shall recognize the short term incentive and commission bonus programs for Affected Employees existing as of the Closing Date as listed on Schedule 8.1(d) and maintain such programs without amendment through the end of fiscal 2008 and pay to the Affected Employees the bonuses they have earned thereunder in accordance with the terms thereof; provided, however, subject to the foregoing, that nothing herein shall prevent the amendment or termination of any such program or interfere with the Buyer’s right or obligation to make such changes as are necessary to conform with Applicable Law. It is agreed by Buyer and the Company that costs incurred by the Company in connection with the transactions contemplated by this Agreement shall be considered a special nonrecurring expense or loss for purpose of such programs.

(e) Seller or its Affiliates shall retain the responsibility for payment of all medical and dental claims or expenses covered under medical and dental plans maintained by Seller and its Affiliates (the “Seller’s Medical Plans”) incurred by any Affected Employee on and prior to the Closing Date, and neither Buyer nor the Company shall assume or be responsible for any liability with respect to such claims.  Buyer shall remit to Seller all Affected Employee premiums due for medical and dental benefit coverage under Seller’s Medical Plans attributable to the period on and prior to the Closing Date, but which, as of the Closing Date, had not been collected and remitted to the Company.  Any preexisting condition clause in any of the health coverage (including medical, dental and disability coverage) included in Buyer’s Benefits Programs shall be waived for the Affected Employees to the extent such Affected Employee would have been entitled to coverage under the corresponding Seller’s Medical Plans in which he or she participated prior to the Closing Date.  Buyer and the Company shall credit Affected Employees with any amounts paid under Seller’s Medical Plans on and prior to the Closing Date toward satisfaction of the applicable deductible amounts and copayment minimums under the corresponding benefit plans of Buyer to the extent such payments would be taken into account under the benefit plans maintained by Buyer with respect to similarly situated employees.

(f) Buyer and the Company shall be responsible for providing any Affected Employee whose “qualifying event,” within the meaning of Section 4980B(f) of the Code, occurs on or after the Closing Date (and such employees’ “qualified beneficiaries” within the meaning of Section 4980B(g) of the Code) with the continuation of group health coverage required by Section 4980B(f) of the Code to the extent required by law.

(g) Buyer and the Company shall assume all liability for severance pay and obligations payable to any Affected Employee who is terminated by Buyer or the Company after the Closing.  For a period commencing on the Closing Date and ending no earlier than the first anniversary of the Closing Date, Buyer and the Company agree to provide notice of termination or pay in lieu thereof and severance pay, if applicable, to Affected Employees that is no less favorable than the current practices of Seller and its Affiliates as in effect as of the date hereof.

(h) After the Closing, Buyer and the Company shall have the liability and obligation for, and neither Seller nor any of its Affiliates shall have any liability or obligation for, short-term disability benefits, long-term disability benefits, sick pay and salary continuation (and any medical dental and health benefits or claims incurred after the Closing) for the Affected Employees.

(i) With respect to the Affected Employees, Buyer and the Company shall be responsible for all liabilities or obligations under the Worker Adjustment and Retraining Notification Act and similar Applicable Law resulting from Buyer’s or the Company’s actions following the Closing.

(j) With respect to each Affected Employee, Buyer and the Company shall have the obligation and liability for any workers’ compensation or similar workers’ protection claims with respect to any such individual incurred after the Closing.

(k)            Any amounts payable to the Affected Employees under the Company’s 2005 Long-Term Incentive Plan or 1995 Stock Appreciation Rights Plan, as amended, as a result of the Pre-Closing Dividends referenced in Section 7.4(b)(v) or the transactions contemplated hereby shall be paid by the Company promptly after the Closing.  Once payment has been made, such plans will be terminated by Buyer and the Company.

(l)            For any Affected Employee who has been previously awarded stock-based awards under (a) AMR’s 1998 Long Term Incentive Plan, as amended, and its predecessor and (b) the 2003 Employee Stock Incentive Plan (collectively referred to as, the “AMR Equity Awards”), as of the Closing Date, such Affected Employee shall be deemed to have been terminated not for cause for purposes of vesting and/or exercise under the terms and conditions of such AMR Equity Awards.  From and after the Closing Date, Affected Employees will not be eligible to receive AMR Equity Awards into the future.

(m)            From and after the Closing Date, Affected Employees will cease to participate in all Welfare Plans, Pension Plans and other employee benefit plans or programs established or maintained by the Seller or its Affiliates and if applicable will be deemed to have been terminated not for cause for purposes of vesting, if any, under such plan or program; provided, if a plan or program is part of the Transition Services Agreement, the Affected Employee will continue to participate in such plan or program until the termination of such participation as contemplated by the Transition Services Agreement.

8.2 Insurance; Risk of Loss.

(a)            The Company shall and AMR shall cause the Company to keep insurance policies currently maintained by the Company covering its Business and current or former employees, as the case may be, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date.  AMR shall keep all insurance covering the Company and the Business in full force and effect through the close of business on the Closing Date, and Buyer and the Company shall become solely responsible for insurance coverage and related risk of loss based on events occurring after the Closing with respect to the Company and the Business.  Seller shall be solely responsible for losses based on events occurring prior to the Closing that are within the scope of the Company’s insurance policies and AMR’s insurance policies that cover the Company as in effect on the date hereof.  To the extent that after the Closing any Party hereto requires any information regarding claim data, payroll or other information in order to make any filing with insurance carriers or self insurance regulators from another Party hereto, the other Party will promptly supply such information.

(b)            AMR shall procure an insurance and indemnification policy, that provides “run-off coverage”, for six (6) years from the Closing Date, for events occurring on or before the Closing Date, that is no less favorable in scope (with commercially reasonable liability limits and deductibles) than AMR’s claims-made policies that insure the Company, with respect to directors and officers liability in effect as of the date hereof (the “Existing Policy”), covering each person currently covered by the Existing Policy.  Alternatively, for a period of six (6) years from the Closing Date, AMR, at its sole cost, may elect to continue AMR’s existing claims-made policies to provide coverage for events occurring on or before the Closing Date on terms no less favorable than those afforded to other individuals insured by AMR’s claims-made directors and officers liability policy then in effect and covering each person currently covered by the Existing Policy.

8.3 Section 15 of the Investment Company Act.

From and after the Closing Date, Buyer shall use reasonable best efforts to cause the Company to conduct its business so as to assure that:

(a)            for a period of not less than three (3) years following the Closing Date, at least seventy-five percent (75%) of the members of the board of trustees of each Trust are not Interested Persons of Buyer, AMR or the Company or any of their respective Affiliates or any other investment adviser or predecessor investment adviser (within the meaning of the Investment Company Act) to any of the Funds and to the extent applicable, such non-Interested Persons shall have been nominated and elected in accordance with Section 16(b) of the Investment Company Act; and

(b)            for a period of not less than two (2) years following the Closing Date, there is not imposed on any Fund an “unfair burden” (within the meaning of Section 15(f) of the Investment Company Act) with respect to the transactions contemplated by this Agreement, or any express or implied terms, conditions or understanding applicable thereto.

8.4 Covenant Not to Compete.

Seller agrees that, for a period of five (5) years following the Closing Date, neither Seller nor any Affiliate of Seller (any “Seller Party”) shall, without Buyer’s prior written consent, directly or indirectly, engage or participate in, or acquire an ownership interest in a Person providing, Investment Management Services anywhere in the United States in competition with the Company or the Subsidiary; provided that the foregoing shall not prohibit any Seller Party from:

(i) acquiring, in the aggregate, less than a five percent (5%) equity interest in any Person which provides Investment Management Services, it being understood that a Seller Party shall not be considered to have participated in an acquisition of an aggregate interest in any such Person of five percent (5%) or more if such Seller Party (i) acquired less than a five percent (5%) interest in such Person and (ii) acted independently and without knowledge of any other Seller Party acquiring an interest in such Person whose acquired interest in such Person, when added to such Seller Party’s acquired interest, is less than a ten percent (10%) interest in such Person and upon discovery of such aggregate interest equal to or greater than five percent (5%) Seller Party uses commercially reasonable efforts to divest the portion of such interest in excess of five percent (5%);

(ii) acquiring an equity interest in any Person which provides Investment Management Services through an account or entity over which such Seller Party has no direct or indirect investment discretion or control;

(iii)  acquiring any equity interest in any Person that, among other businesses, provides Investment Management Services; provided that (x) the annual revenue of such company or business derived from the provision of Investment Management Services is less than ten percent (10%) of such company’s annual revenues and (y) such Seller Party uses commercially reasonable efforts to divest the portion of any such acquired business providing Investment Management Services as soon as reasonably practicable; or

(iv) being acquired, directly or indirectly, by any third party engaged in Investment Management Services acquires, directly or indirectly, in a transaction in which such third party acquires substantially all of the assets or a majority of the equity interests of a Seller Party.

8.5 Confidentiality; Covenant Not to Solicit.

(a)            Following the Closing Date, neither Seller nor any Affiliate of Seller shall, directly or indirectly, make public comments, statement or communication or disclose any confidential information with respect to any matters regarding Buyer, the Company or the Business, or any of the terms, conditions or aspects of the transactions contemplated by this Agreement, except as and to the extent that any such Person shall be so obligated by law or the rules of any stock exchange, in which case Buyer shall be advised and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

(b)            AMR agrees that, for a period of five (5) years following the Closing Date, neither AMR nor any other Seller Party shall, without Buyer’s prior written consent, directly or indirectly, solicit for employment or as a consultant any individual who is at the time of, or was within a one (1) year period prior to, the solicitation, an employee of the Company or the Subsidiary receiving a salary of at least $100,000 and an Affected Employee (it being understood that the publication of a solicitation for employment in a newspaper or magazine of general circulation shall not alone be deemed a solicitation for employment in violation of this Section 8.5).

8.6 Relief for Violation.

 AMR recognizes that the performance of its obligations under Sections 8.4 and 8.5 are special, unique and extraordinary in character and that, in the event of any actual or threatened violation of any provision of Sections 8.4 or 8.5, Buyer shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any actual violation, enforce the specific performance and/or enjoin any actions in violation of Sections 8.4 or 8.5.

8.7 Client Fees.

Buyer agrees that, for a period of five (5) years after the Closing Date, Buyer shall not make or propose any increases in the fee schedules contained in the Management Contracts of any Related Client as such fee schedules are set forth on Schedule 5.9.

8.8 Transfer Expenses.

 All federal, state, local and foreign sales, transfer, stamp and notarial taxes, fees and other duties (collectively, “Transfer Expenses”), if any, under Applicable Law incurred in connection with the sale and transfer of the Shares pursuant to this Agreement will be borne and paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller, and Buyer shall promptly reimburse Seller for fifty percent (50%) of any Transfer Expenses which Seller and/or any of its affiliates is required to pay under Applicable Law.

8.9 Fees of Independent Fiduciary.

AMR agrees that it or its Affiliates shall pay or cause to be paid all expenses incurred up to, on and after the Closing Date for engaging an independent fiduciary with respect to any ERISA Client that is, holds the “plan assets” of, or acts on behalf of, any employee benefit plan maintained by AMR or any Affiliate of AMR.

8.10 338(h)(10) Election.

Buyer and Seller shall join in making a valid, timely election under Section 338(h)(10) of the Code (and any corresponding elections under state and/or local tax law, collectively, a “338(h)(10) Election”) with respect to the Buyer’s acquisition of the Shares in accordance with applicable statutes, rules and regulations, including IRS Form 8023 and Treasury Regulation Section 1.338(h)(10)-1.  Seller shall deliver or cause to be delivered to Buyer at Closing IRS Form 8023 properly and fully executed and completed with respect to Buyer's acquisition of the Shares.  Buyer shall prepare a properly and fully completed IRS Form 8883 pursuant to Treasury Regulation Section 1.1060-1 or shall take such other action required pursuant to the Treasury Regulations under Section 338(h)(10) of the Code to report the allocation of the Purchase Price (the “Purchase Price Allocation”).  Seller agrees that, within fifteen (15) days of receiving the Purchase Price Allocation, complying with the requirements of the preceding sentences it shall sign the Purchase Price Allocation and return an executed copy thereof to the Buyer.  Neither Seller nor Buyer shall, nor shall permit any of their Affiliates to, file any Tax Return, or take any position with a taxing authority, that is inconsistent with the Purchase Price Allocation.

8.11 Intellectual Property.

From and after the Closing, AMR agrees, at Buyer’s request and sole expense, to provide reasonable assistance with filing registrations for Company Intellectual Property or for causing Company Intellectual Property to be registered.

8.12 Audited Financials.

From and after the Closing, AMR agrees, at Buyer’s request and sole expense, to provide reasonable assistance to Buyer, including reasonable access during normal business hours, upon reasonable prior notice and in such manner as will not unreasonably interfere with operations or the conduct of the business of such persons, to the officers and employees of Seller and its Affiliates, for preparing audited financial statements for periods prior to or for fiscal periods that include the Closing Date and/or for preparing registration materials for a public offering of Buyer’s securities.

8.13 AMR Plans.

(a)            During the five (5) year period commencing on the Closing Date, with respect to any ERISA Client that is, holds the “plan assets” of, or acts on behalf of, any employee benefit plan maintained by AMR or any Affiliate of AMR and is or was a Related Client, AMR shall pay or shall cause to be paid from assets other than the assets of such plans, a portion of the total investment management fees charged by the managers of all such plans, whether any such manager is the Company or a third party, in an amount not less than $5,000,000 per year (the “Obligation”).  Solely for purposes of this calculation to the extent any such fees are paid to a manager other than the Company, such Obligation shall be reduced by a percentage amount equal to AMR’s average fully diluted equity interest in the Company during such year.  The purpose of the adjustment shall be to ensure that AMR is economically indifferent in terms of amounts of any fees paid in meeting this obligation between payments to the Company and payments to other managers.

8.14 Transition Services Agreement.

(a)            From the date hereof to the Closing Date, each of the parties to this Agreement will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to ensure that the Company owns and possesses or continues to use and possess, as applicable, all, tangible and intangible, assets and rights and has access to all services provided by the Seller or by contractors of the Seller to the Company, as are necessary to operate and carry on the Business as conducted immediately prior to the date of this Agreement.

(b)            The parties agree to negotiate in good faith the preparation and execution of the Transition Services Agreement.

ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligations of Buyer under this Agreement shall, at the option of Buyer (to the extent permissible under Applicable Law), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

9.1 No Misrepresentation or Breach of Covenants and Warranties. Each of the Company and

Seller shall have performed or complied in all material respects with all of its covenants and agreements herein, each of the representations and warranties of Seller and the Company contained in this Agreement shall be true and correct on the Closing Date as though made on the Closing Date (except to the extent that they expressly relate to an earlier date) without giving effect to any materiality or Material Adverse Effect qualification set forth therein, except for changes therein specifically resulting from any transaction expressly consented to in writing by Buyer and other than breaches of representations and warranties which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, signed on behalf of Seller by a duly authorized officer.

9.2 No Restraint.

The waiting period under the HSR Act (if applicable) shall have expired or been terminated, and no injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby or imposes conditions materially adverse, to any Party hereunder, including requiring any divestiture of assets or imposing any restrictions on operations.

9.3 Governmental Approvals.

The Parties shall have made all filings with, and shall have received all approvals and actions of or by, all Governmental Bodies necessary to consummate the transactions contemplated hereby without imposing any conditions materially adverse to any Party, including requiring any divestiture of assets or imposing any restrictions on operations, and to allow the Company to continue the Business immediately following the Closing Date in substantially the manner it is currently conducted, other than any filings, approvals and actions which are not required to be made or obtained prior to the Closing by Applicable Law.

9.4 No Litigation.

No action, suit or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of any material transaction contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects.

9.5 Closing Revenue Run-Rate.

The Closing Revenue Run-Rate shall comprise at least eighty percent (80%) of the Base Revenue Run-Rate.

9.6 New Management Contracts.

Each ERISA Client shall have entered into a new Management Contract with the Company, in form and substance satisfactory to Buyer, which new Management Contracts shall have been duly authorized and approved under all Applicable Law (including, without limitation, with respect to each ERISA Client, by its independent fiduciary).

9.7 Closing Date Deliveries.

Seller shall have delivered to Buyer each of the closing date deliveries listed in Section 4.4.

ARTICLE X

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND THE COMPANY

The obligations of Seller and the Company under this Agreement shall, at the option of Seller (to the extent permissible under Applicable Law), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

10.1 No Misrepresentation or Breach of Covenants and Warranties.

Buyer shall have performed or complied in all material respects with all of its covenants and agreements herein, each of the representations and warranties of Buyer contained in this Agreement shall be true and correct on the Closing Date as though made on the Closing Date (except to the extent they expressly relate to an earlier date) without giving effect to any materiality limitation or qualification, except for changes therein specifically resulting from any transaction expressly consented to in writing by the Seller and other than breaches of representations and warranties which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby; and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date, signed on behalf of Buyer by a duly authorized officer of Buyer.

10.2 No Restraint.

The waiting period under the HSR Act (if applicable) shall have expired or been terminated, and no injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby or imposes conditions materially adverse to any Party hereunder, including requiring any divestiture of assets or imposing any restrictions on operations.

10.3 Governmental Approvals.

The Parties shall have made all filings with, and shall have received all approvals and actions of or by, all Governmental Bodies necessary to consummate the transactions contemplated hereby without imposing any conditions materially adverse to any Party, including requiring any divestiture of assets or imposing any restrictions on operations, and to allow the Company to continue the Business immediately following the Closing Date in substantially the manner it is currently conducted, other than any filings, approvals and actions which are not required to be obtained prior to the Closing by Applicable Law.

10.4 No Litigation.

No action, suit or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of any material transaction contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects.

10.5 Closing Revenue Run-Rate.

The Closing Revenue Run-Rate shall comprise not more than one hundred twenty percent (120%) of the Base Revenue Run-Rate.

10.6 New Management Contracts.

The Company shall have entered into a new Management Contract with each ERISA Client, in form and substance satisfactory to Buyer, which new Management Contracts shall have been duly authorized and approved under all Applicable Law (including without limitation, with respect to each ERISA Client, by its independent fiduciary).

10.7 Section 15 Compliance.

Effective upon the Closing, no more than twenty-five percent (25%) of the members of the board of trustees (as applicable) of any Trust shall be Interested Persons of Buyer, AMR, the Company or any of their respective Affiliates or any other investment adviser or predecessor investment adviser (within the meaning of the Investment Company Act) to any of the Funds.

10.8 Closing Date Deliveries.

Buyer shall have delivered to Seller each of the closing date deliveries listed in Section 4.3.

ARTICLE XI

INDEMNIFICATION

11.1 Indemnification by Seller.

(a) From and after the Closing, Seller agrees to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from:

(i) any breach of any warranty or the inaccuracy of any representation of Seller and the Company contained or referred to in this Agreement or the certificate delivered by or on behalf of Seller and the Company pursuant to Section 9.1(a);

(ii) any breach by Seller and the Company of, or failure by Seller and the Company to perform, any of their respective covenants or obligations contained in this Agreement;

(iii) any claim brought by an ERISA Client who is or was prior to the Closing Date a Related Client for events that occurred in whole or in part on or prior to the Closing Date;

(iv)             any Taxes imposed on or in respect of the Company, the Subsidiary or any of the Funds in respect of any Pre-Closing Tax Period (including as a result of the Company, the Subsidiary or any of the Funds being treated prior to the Closing as a member of any consolidated, combined, unitary or similar group with respect to which the Company is not the common parent pursuant to the laws of the United States, any foreign jurisdiction or any state or locality), as reasonably determined in accordance with the Company’s ordinary and customary Tax reporting practices, and based on a closing of the books of the Company, the Subsidiary or any of the Funds at the end of the Closing Date, and

(v)             any Losses or Expenses relating to or arising in connection with the claims against the Company by Ronald A. Katz Technology Licensing, L.P. or its Affiliates, successors or assigns, including the matter described in Schedule 5.12.

(b) Notwithstanding anything in Section 11.1(a) to the contrary, Seller shall be required to indemnify and hold harmless each Buyer Group Member in respect of claims for indemnification made under Section 11.1(a)(i) for breaches of representations and warranties only to the extent that:

(i) the amount of Loss and Expense suffered by Buyer Group Members related to such individual claim under Section 11.1(a)(i) exceeds $25,000 (it being understood that such $25,000 shall be a deductible for which Seller shall bear no indemnification responsibility);

(ii) the aggregate amount of all Losses and Expenses for claims under Section 11.1(a)(i) exceeds one percent (1%) of the Final Cash Purchase Price; provided that once such Losses and Expenses equal or exceed such threshold, subject to Sections 11.1(b)(i) and 11.1(b)(iii), Seller shall be liable for all Losses and Expenses (including any Losses and Expenses previously not indemnified pursuant to this Section 11.1(b)(ii); and

(iii) the aggregate amount required to be paid by Seller related to such claims under Section 11.1(a)(i) shall not exceed ten percent (10%) of the Final Cash Purchase Price.

Notwithstanding anything to the contrary herein, the limitations contained in clauses (i), (ii) and (iii) shall not apply to any Loss or Expense incurred by any Buyer Group Member: (A) in connection with or arising from fraud, (B) any breach of any representation or warranty in Sections 5.2(b), 5.3, 5.4(a), 5.7 and 5.24(g) or (C) for claims pursuant to Sections 11.1(a)(ii), 11.1(a)(iii), 11.1(a)(iv) and 11.1(a)(v).  In no event shall the aggregate amount required to be paid by Seller without such limitations pursuant to this Section 11.1(a) exceed the Final Cash Purchase Price.

(c) The indemnification provided for in Section 11.1(a)(i) shall terminate eighteen months after the Closing Date (and no claims shall be made by any Buyer Group Member under Section 11.1(a)(i) thereafter), except that the indemnification by the Company under Section 11.1(a)(i) shall continue as to:

(i) the representations and warranties of Seller and the Company set forth in Sections 5.2, 5.3, 5.4(a), 5.7, 5.9(g), 5.14, 5.17(c), 5.24(d), and 5.24(g), which shall survive until the expiration of the relevant statutory period of limitations applicable to the underlying claim, giving effect to any waiver, mitigation or extension thereof;

(ii) the representations and warranties of Seller and the Company set forth in Sections 5.9 (other than 5.9(g)), 5.17 (other than 5.17(d)), 5.21 and 5.24 (other than 5.24(d) and 5.24(g)), which shall survive until the earlier of (x) the fifth anniversary of the Closing Date and (y) the relevant statutory period of limitations applicable to the underlying claim, giving effect to any waiver, mitigation or extension thereof;

(iii) any Losses or Expenses of which any Buyer Group Member has validly given a Claim Notice to Seller in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.1(c), as to which the obligation of Seller shall continue solely with respect to the specific matters in such Claim Notice until the liability of Seller shall have been determined pursuant to this Article XI, and Seller shall have reimbursed all Buyer Group Members for the full amount of such Losses and Expenses that are payable with respect to such Claim Notice in accordance with this Article XI; and

(iv) claims for indemnification based on fraud.

(d) The indemnification provided for in Section 11.1(a)(ii) shall survive the execution and delivery of this Agreement and the Closing until such obligations and covenants identified therein are performed or the obligation to so perform shall have expired and for a period of ninety (90) days thereafter, except the covenants of Seller set forth in Articles II and III and Section 8.2 shall survive until the expiration of the relevant statutory period of limitations applicable to the underlying claim, giving effect to any waiver, mitigation or extension thereof; and, provided, that any Losses or Expenses of which any Buyer Group Member has validly given a Claim Notice to Seller in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.1(d), as to which the obligation of Seller shall continue solely with respect to the specific matters in such Claim Notice until the liability of Seller shall have been determined pursuant to this Article XI, and Seller shall have reimbursed all Buyer Group Members for the full amount of such Losses and Expenses that are payable with respect to such Claim Notice in accordance with this Article XI.

(e) The indemnification provided for in Section 11.1(a)(iii) shall survive until the expiration of the relevant statutory period of limitations applicable to the underlying claim (and no claims shall be made by any Buyer Group Member under Section 11.1(a)(iii) thereafter).

(f) The indemnification provided for in Section 11.1(a)(iv) shall survive the Closing Date and continue until thirty (30) days following the expiration of the statute of limitations on assessment of any Taxes. Notwithstanding the foregoing, any claim for indemnification shall survive such termination date if any Buyer Group Member, prior to such termination date, shall have advised Seller in writing of facts that constitute or may give rise to an alleged claim for indemnification under Section 11.1(a)(iv), specifying in reasonable detail the basis under this Agreement for such claim.

(g)            The indemnification provided for in Section 11.1(a)(v) shall survive the Closing Date and continue until the liability of Seller shall have been determined pursuant to this Article XI.

11.2 Indemnification by Buyer.

(a) From and after the Closing, Buyer agrees to indemnify and hold harmless each Seller Group Member from and against any and all Losses and Expenses incurred by such Seller Group Member in connection with or arising from:

(i) any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or the certificate delivered by or on behalf of Buyer pursuant to Section 10.1(a); and

(ii) any breach by Buyer of, or failure by Buyer to perform, any of its covenants and obligations contained in this Agreement.

(b) Notwithstanding anything in Section 11.2(a) to the contrary, Buyer shall be required to indemnify and hold harmless each Seller Group Member in respect of claims for indemnification made under Section 11.2(a)(i) for breaches of representations and warranties only to the extent that:

(i) the amount of Loss and Expense suffered by Seller Group Members related to each individual claim under Section 11.2(a)(i) exceeds $25,000 (it being understood that such $25,000 shall be a deductible for which Buyer shall bear no indemnification responsibility);

(ii) the aggregate amount of all Losses and Expenses for claims under Section 11.2(a)(i) exceeds one percent (1%) of the Final Cash Purchase Price; provided that once such Losses and Expenses equal or exceed such threshold, subject to Sections 11.2(b)(i) and 11.2(b)(iii), Buyer shall be liable for all Losses and Expenses (including any Losses and Expenses previously not indemnified pursuant to this Section 11.2(b)(ii); and

(iii) the aggregate amount required to be paid by Buyer related to such claims under Section 11.2(a)(i) shall not exceed ten percent (10%) of the Final Cash Purchase Price.

Notwithstanding anything to the contrary herein, the limitations contained in clauses (i), (ii) and (iii) shall not apply to any Loss or Expense incurred by any Seller Group Member: (A) in connection with or arising from fraud, (B) any breach of any representation or warranty in Section 6.2(a) or (C) for claims pursuant to Section 11.2(a)(ii).  In no event shall the aggregate amount required to be paid by Buyer without such limitations pursuant to this Section 11.2(a) exceed the Final Cash Purchase Price.

(c) The indemnification provided for in Section 11.2(a)(i) shall terminate eighteen months after the Closing Date (and no claims shall be made by any Seller Group Member under Section 11.2(a)(i) thereafter), except that the indemnification by Buyer shall continue as to:

(i) the representations and warranties of Buyer set forth in Section 6.2(a), which shall survive until the expiration of the relevant statutory period of limitations applicable to the underlying claim, giving effect to any waiver, mitigation or extension thereof;

(ii) the representations and warranties of Buyer set forth in Sections 6.6, 6.8 or 6.10 which shall survive until the earlier of (x) the fifth anniversary of the Closing Date and (y) the relevant statutory period of limitations applicable to the underlying claim, giving effect to any waiver mitigation or extension thereof;

(iii) any Losses or Expenses of which any Seller Group Member has validly given a Claim Notice to Buyer in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.2(c), as to which the obligation of Buyer shall continue solely with respect to the specific matters in such Claim Notice until the liability of Buyer shall have been determined pursuant to this Article XI, and Buyer shall have reimbursed all Seller Group Members for the full amount of such Losses and Expenses that are payable with respect to such Claim Notice in accordance with this Article XI; and

(iv) claims for indemnification based on fraud.

(d) The indemnification provided for in Section 11.2(a)(ii) shall survive the execution and delivery of this Agreement and the Closing until such covenants and obligations identified therein are performed or the obligation to so perform shall have expired and for a period of ninety (90) days thereafter, except the covenants of Buyer set forth in Articles II and III and Sections 8.1, 8.2 and 8.3 shall survive until the expiration of the relevant statutory period of limitations applicable to the underlying claim, giving effect to any waiver, mitigation or extension thereof; provided, that any Losses or Expenses of which any Seller Group Member has validly given a Claim Notice to Buyer in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.2(d), as to which the obligation of Buyer shall continue solely with respect to the specific matters in such Claim Notice until the liability of Buyer shall have been determined pursuant to this Article XI, and Buyer shall have reimbursed all Seller Group Members for the full amount of such Losses and Expenses that are payable with respect to such Claim Notice in accordance with this Article XI.

11.3 Notice of Claims.

Any Buyer Group Member or Seller Group Member seeking indemnification hereunder (the “Indemnified Party”) shall give promptly to the party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, however, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be governed by Section 11.5.

11.4 Determination of Amount.

(a) For purposes of determining Losses and Expenses pursuant to Section 11.1(a)(i) and Section 11.2(a)(i), representations and warranties shall be read without regard to any materiality, Material Adverse Effect or knowledge limitation or qualification contained therein.

(b) In calculating any Loss or Expense there shall be deducted any insurance proceeds which the Indemnified Party has received.  If an Indemnitor is required to indemnify an Indemnified Party pursuant to the provisions of Sections 11.1 or 11.2, and the cost, expense or liability for which the indemnification is sought has provided such Indemnified Party with a Tax benefit that is actually recognized currently, the amount of such Tax benefit shall reduce the Indemnitor’s liability to indemnify such Indemnified Party.

(c) After the giving of any Claim Notice pursuant to Section 11.3, the amount of indemnification to which an Indemnified Party shall be entitled under this Article XI shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court, arbitration board or administrative agency of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree.  The judgment or decree of a court, arbitration board or administrative agency shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.

(d) Buyer and Seller agree that, for purposes of computing the amount of any indemnification payment under this Article XI, the parties shall treat any such indemnification payment as an adjustment to the Final Cash Purchase Price for all Tax purposes.  If, contrary to the position of the parties, any payment made pursuant to this Agreement is required by any taxing authority to be treated as taxable income of the recipient, then the payor shall indemnify and hold harmless the recipient on an after-Tax basis from any liability for Taxes attributable to the receipt of such payment.

11.5 Third Person Claims.

(a) Any party seeking indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party shall notify the Indemnitor in writing, and in reasonable detail, of the third Person claim within thirty (30) days after receipt by such Indemnified Party of written notice of the third Person claim.  Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall contain a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based, the facts giving rise to an alleged basis for the claim and (if then known) the amount or method of computation of the liability asserted against the Indemnitor by reason of the claim.  Thereafter, the Indemnified Party shall deliver to the Indemnitor, within 10 Business Days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim.  Notwithstanding the foregoing, should a party be physically served with a complaint with regard to a third Person claim, the Indemnified Party shall provide the Indemnitor with a copy of the complaint within five (5) Business Days after receipt thereof and shall deliver to the Indemnitor within seven (7) Business Days after the receipt of such complaint copies of notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim.  The failure to give notice as provided in this Section 11.5 shall not relieve the Indemnitor of its obligations under this Article XI except, and then only to the extent, it shall have been materially prejudiced by such failure.

(b) Within ten (10) Business Days after receiving a Claim Notice for indemnification or reimbursement under Section 11.3 or this Section 11.5, the Indemnitor shall, by written notice to the Indemnified Party, either (i) concede or deny liability for the claim in whole or in part, or (ii) in the case of a claim asserted by a third party, advise that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved.  If the Indemnitor concedes liability in whole or in part, it shall, within thirty (30) Business Days of such concession, make payment of the amount of the claim to the Indemnified Party to the extent of the liability conceded, in immediately available funds equal to the amount of such claim so payable.  If the Indemnitor denies liability in whole or in part or advises that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved, then the Indemnitor shall make no payment (except for the amount of any conceded liability payable as set forth above) until the matter is resolved in accordance with this Agreement.

(c) In the case of any third party claim, if within ten (10) Business Days after receiving the notice described in the preceding paragraph (a), the Indemnitor gives written notice to the Indemnified Party stating that the Indemnitor would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were valid and that the Indemnitor disputes and intends to defend against such claim, liability or expense at the Indemnitor’s own cost and expense then counsel for the defense shall be selected by the Indemnitor (subject to the consent of such Indemnified Party which consent shall not be unreasonably withheld) and the Indemnitor shall not be required to consent to any payment to the Indemnified Party with respect to such claim, liability or expense as long as the Indemnitor is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the Indemnitor shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification  If the Indemnitor assumes such defense in accordance with the preceding sentence, it shall have the right, with the consent of such Indemnified Party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Indemnitor’s obligation to indemnify such Indemnified Party therefor will be fully satisfied only by payment of money by the Indemnitor pursuant to a settlement which includes a complete release of such Indemnified Party.  Notwithstanding anything herein stated, such Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Indemnitor and the Indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for such Indemnified Party shall be paid by the Indemnitor provided that such Indemnitor shall be obligated to pay for only one counsel for the Indemnified Party.  If no such notice of intent to dispute and defend is given by the Indemnitor, or if such diligent good faith defense is not being or ceases to be conducted, such Indemnified Party may undertake the defense of (with counsel selected by such Indemnified Party), and shall have the right to compromise or settle, such claim, liability or expense (exercising reasonable business judgment) with the consent of the Indemnitor, which consent shall not be unreasonably withheld.  After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter to be indemnified by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by wire transfer, certified or bank cashier’s check within thirty (30) days after the date of such notice.

11.6 Limitations.

(a) If the Indemnified Party receives insurance proceeds with respect to an indemnified Loss or Expense after the full amount of such indemnified Loss has been paid by the Indemnifying Party, then such Indemnified Party shall promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (i) the amount theretofore paid by the Indemnifying Party in respect of such indemnified Loss or Expense, less (ii) the amount of the indemnity payment that would have been due if such insurance proceeds in respect thereof had been received before the indemnity payment was made, net of any expenses incurred by such Indemnified Party in collecting such insurance proceeds.

(b) Seller shall not be required to indemnify and hold harmless any Buyer Group Member pursuant to Section 11.1(a) if, and only to the extent that, any Losses or Expenses incurred by such Buyer Group Member were received by, or otherwise credited to, Buyer in the computation of the Final Cash Purchase Price pursuant to Section 3.3 (including by means of any reserve set forth in the Net Working Capital Adjustment Report with respect to the type of such matter).

(c) Except for remedies that cannot be waived as a matter of law and injunctive and provisional relief (including, but not limited to, specific performance), this Article XI shall be the exclusive remedy for breaches of this Agreement (including any covenant, obligation, representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement) or otherwise in respect of the sale of the Shares contemplated hereby.

(d) Notwithstanding anything to the contrary contained herein, the Seller shall be liable, without any right of claim against the Company, for any breach of the representations and warranties by the Company contained herein made as of the date hereof or as of the Closing Date or pursuant to the certificate delivered pursuant to Section 9.1.  After the Closing, Seller shall have no rights against the Company, its Subsidiary or any director, officer, or employee thereof (in their capacity as such), whether by reason of contribution, indemnification, reimbursement, subrogation, or otherwise, in respect of any payment by Seller for any Losses or Expenses claimed by any Buyer Party pursuant to this Agreement and Seller shall not take any action against such Person with respect thereto. The Company, its Subsidiary and any director, officer or employee thereof shall have no liability or obligation to Seller with respect to any representation by the Company contained herein, and Seller has no right of indemnification, reimbursement contribution, subrogation or otherwise from the Company, its Subsidiary or any director, officer or employee thereof.

ARTICLE XII

TERMINATION

12.1 Termination.

Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

(a) by the mutual consent of Buyer and Seller;

(b) by Buyer in the event of any breach by Seller or the Company of any of Seller’s and the Company’s covenants or agreements set forth in this Agreement, or if any of the representations and warranties of Seller or the Company becomes untrue without giving effect to any materiality limitation or qualification, except for changes therein specifically resulting from any transaction expressly consented to in writing by Buyer and other than breaches of representations and warranties which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect and such breach or untruth (i) cannot be cured within sixty (60) days of the date on which Seller receives written notice thereof or (ii) has not been cured within thirty (30) days after receipt of notice by Seller from Buyer requesting such breach to be cured;

(c) by Seller in the event of any breach by Buyer of any of Buyer’s covenants or agreements set forth in this Agreement, or if any of the representations and warranties of Buyer becomes untrue without giving effect to any materiality limitation or qualification, except for changes therein specifically resulting from any transaction expressly consented to in writing by Seller and other than breaches of representations and warranties which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby and such breach or untruth (i) cannot be cured within sixty (60) days of the date on which the Buyer receives written notice thereof or (ii) has not been cured within thirty (30) days after receipt of written notice by Buyer from Seller requesting such breach to be cured;

(d) by Buyer or Seller and the Company if any court of competent jurisdiction in the United States or other United States Governmental Body shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; provided that a party may not terminate this Agreement pursuant to this Section 12.1(d) if it or its Affiliates’ failure to perform its obligations under this Agreement resulted in or substantially contributed to the issuance of such judgment, injunction or decree; or

(e) by Buyer or Seller and the Company if the Closing shall not have occurred on or before December 31, 2008 (or such later date as may be agreed to in writing by Buyer and Seller and the Company).

12.2 Notice of Termination.

Any Party desiring to terminate this Agreement pursuant to Section 12.1 shall give written notice of such termination to the other Parties to this Agreement.

12.3 Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article XII, all further obligations of the Parties under this Agreement (other than Sections 13.3 and 13.10) shall be terminated without further liability of any Party to the other; provided, however, that nothing herein shall relieve any Party from liability for its willful breach of this Agreement.

12.4 Right to Specific Performance.  Notwithstanding anything to the contrary contained in this Agreement, it is specifically understood and agreed that any material breach by either Party of its obligations with respect to the purchase and sale of the Shares will result in irreparable injury to the other Party, that the remedies available to such other Party at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which such other Party may have, such other Party may enforce its rights in court by an action for specific performance and the Parties expressly waive the defense that a remedy in damages will be adequate.

ARTICLE XIII

GENERAL PROVISIONS

13.1 Survival of Representations and Warranties.

All representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement through the period during which claims for indemnification may be made for such representations and warranties pursuant to Article XI (at which time such representations and warranties shall terminate).

13.2 Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.

13.3 No Public Announcement.

Neither Buyer nor the Company shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law, in which case the other Party shall be advised and the Parties shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and the SEC disclosure obligations or the rules of any stock exchange.

13.4 Notices.

All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or upon electronic confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by overnight courier or hand delivery on the next Business Day) or on receipt after sent by registered or certified mail or by private courier addressed as follows:

If to Buyer, to:

TPG Capital, L.P.
301 Commerce Street
Suite 3300
Fort Worth, Texas 76102
Fax:  (817) 871-4088
Attention:  Clive D. Bode, Esq.

Pharos Capital Group, LLC
300 Crescent Court, Suite 1380
Dallas, TX 75201
Fax: (214) 855-1230
Attention:  Kneeland Youngblood

with a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Fax:  (212) 225-3999
Attention:  Richard S. Lincer

If to the Company or AMR, to:

AMR Corporation
American Beacon Advisors, Inc.
MD 5566 4333 Amon Carter Blvd.
Ft. Worth, TX  76155
Fax:  (817) 931-6133
Attention:  Treasurer and Vice President Corporate Development

with a copy to (which shall not constitute notice):

Kelly Hart & Hallman LLP
201 Main Street
Suite 2500
Fort Worth, TX  76102
Fax:  (817) 878-9709
Attention:  F. Richard Bernasek

or to such other address as such party may indicate by a notice delivered to the other party hereto.

13.5 Successors and Assigns.

(a) The rights of any Party under this Agreement shall not be assignable by such Party hereto prior to the Closing without the written consent of the other Parties, except that Buyer may assign any or all of its rights and interests hereunder to any Affiliate and Buyer may collaterally assign its rights to any lender providing financing in connection with the transaction contemplated hereby.  Any such assignment shall not relieve Buyer of any obligations hereunder and the obligations of Buyer shall continue with respect to any such assignee.

(b) Except as provided above, following the Closing, neither Party may assign any of its rights hereunder to any third Person without the written consent of the other Party, except that either Party may assign its rights hereunder to an Affiliate.  Any assignment hereunder (whether before or after the Closing) shall not relieve the assigning Party of its obligations hereunder.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

(c) Other than the Parties and successors and assigns permitted by this Section 13.5 and except as provided in Section 11 with respect to the Indemnified Party, this Agreement is for the sole benefit of the Parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of Seller or it subsidiaries, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.  Notwithstanding anything herein to the contrary, nothing contained herein shall (i) be treated as an amendment to any particular Welfare Plan, Pension Plan or other employee benefit plan or arrangement, (ii) obligate Buyer or any of its subsidiaries to (A) maintain any particular benefit plan or arrangement or (B) retain the employment of any particular employee of AA seconded to the Company, or (iii) prevent Buyer or any of its subsidiaries from amending or terminating any benefit plan or arrangement.

13.6 Access to Records after Closing.

(a) For a period of six (6) years after the Closing Date, AMR and its representatives shall have reasonable access to all of the books and records of the Company and the Subsidiary to the extent that such access may reasonably be required by AMR in connection with matters relating to or affected by the operations of the Company and the Subsidiary prior to the Closing Date.  Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours.  AMR shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 13.6.  If Buyer, the Company or the Subsidiary shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give AMR a reasonable opportunity, at AMR’s expense, to segregate and remove such books and records as AMR may select.

(b) For a period of six (6) years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Company and the Subsidiary and the Funds which AMR or any of its Affiliates may retain after the Closing Date.  Such access shall be afforded by AMR and its Affiliates upon receipt of reasonable advance notice and during normal business hours.  Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 13.6(b).  If AMR or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six year period, AMR shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer’s expense, to segregate and remove such books and records as Buyer may select.

13.7 Entire Agreement; Amendments.

This Agreement, the Exhibits and Schedules referred to herein, the documents delivered pursuant hereto and the Confidentiality Agreement contain the entire understanding of the Parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the Parties hereto.  This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties hereto.

13.8 Interpretation.

Articles, titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.  Disclosure of any fact or item in any Schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement but only to the extent it is reasonably apparent on its face that such disclosure is applicable with respect to such other section.  Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this Agreement.  Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no Party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not in the ordinary course of business for purposes of this Agreement.

13.9 Waivers.

Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof.  Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party.  The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision.  Except as otherwise provided in Articles IX and X, no waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

13.10 Expenses.

Except as expressly set forth herein, each Party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and independent public accountants.

13.11 Partial Invalidity.

Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under Applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

13.12 Execution in Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties hereto and delivered to the Company and Buyer.

13.13 Further Assurances.

On and after the Closing Date each Party hereto shall take such other actions and execute such other documents and instruments of conveyance and transfer as may be reasonably requested by the other Party hereto from time to time to effectuate or confirm the transfer of the Shares to Buyer in accordance with the terms of this Agreement.

13.14 Disclaimer of Warranties.

EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND THE CERTIFICATE DELIVERED BY SELLER PURSUANT TO SECTION 9.1 AND THE CERTIFICATE DELIVERED BY BUYER PURSUANT TO SECTION 10.1 AND THE RESPECTIVE SCHEDULES RELATED THERETO, EACH OF THE COMPANY, SELLER AND BUYER DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES WHETHER EXPRESS OR IMPLIED.  Buyer acknowledges that neither Seller and the Company nor any of their representatives or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts or summaries heretofore made available by Seller and the Company or their representatives to Buyer or any other information which is not included in this Agreement or the Schedules hereto, and neither Seller and the Company nor any of their representatives or any other Person will have or be subject to any liability to Buyer, any Affiliate of Buyer or any other Person resulting from the distribution of any such information to, or use of any such information by, Buyer, any Affiliate of Buyer or any of their agents, consultants, accountants, counsel or other representatives.

[Remainder of Page Intentionally Left Blank-Signature Page Follows]

933225

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

COMPANY:

AMERICAN BEACON ADVISORS, INC.

By:                               /s/
Name: William F. Quinn
Title:   Chief Executive Officer

Signature Page to Stock Purchase Agreement

SELLER:

AMR CORPORATION

By:                               /s/
Name: Thomas W. Horton
Title:    Executive Vice President
             and Chief Financial Officer

Signature Page to Stock Purchase Agreement

BUYER:

LIGHTHOUSE HOLDINGS, INC.

By:                               /s/
Name: Kneeland Youngblood
Title:

Signature Page to Stock Purchase Agreement

The following Exhibits and Schedules are omitted pursuant to Item 601(b)(2) of Regulation S-K. A supplemental copy of such Exhibits and Schedules shall be furnished to the Securities and Exchange Commission upon request.

Exhibits

Exhibit A                                Transition Services
Exhibit B	[Reserved]
Exhibit C	[Reserved]
Exhibit D                                Form of Client Consent Notice
Exhibit E                                Form of ERISA Client Notice
Exhibit F                                Form of Exempt Fund Client Notice
Exhibit G                                Travel Privileges Agreement
Exhibit H                                [Reserved]
Exhibit I                                AAdvantage Participation Agreement

Schedules

3.3                      Net Working Capital
5.2                      Qualifications to Conduct Business
5.3                      Subsidiary and Investments
5.4(b)                      No Conflicts
5.5                      Financial Statements; Exceptions
5.6                      Operations Since Financial Statements Date
5.7                      Taxes
5.8                      Governmental Permits
5.9                      Assets Under Management
5.10                      Real Property
5.11                      Personal Property Leases
5.12                      Intellectual Property Matters
5.14                      Violation, Litigation or Regulatory Action of the Company
5.15                      Contracts
5.16                      Status of Contracts
5.17(a)                      Welfare Plans and Pension Plans
5.17(c)                      Compliance of Welfare Plans and Pension Plans
5.17(d)                      Other Employee Benefits
5.18                      Employee Relations and Agreements
5.19                      Insurance
5.20                      Broker
5.21                      Investment Adviser Registration
5.24(a)                      Fund Agreements
5.24(b)                      No Regulatory Action
5.24(g)                      Fund Taxation
5.27                      Undisclosed Liabilities
5.28                      Transactions With Affiliates
6.3                      Violation, Litigation or Regulatory Action of Buyer
6.5                      Broker
7.4(b)                      Operations Prior to Closing Date; Methodology for Pre-Closing Dividends
8.1(c)                      Buyer’s Benefit Programs
8.1(d)                      Unused Vacation and Bonus Programs